Exhibit 10.1

Dot Hill Systems PPA: PRO02542-060507
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.
PRODUCT PURCHASE AGREEMENT
Dot Hill Systems
Agreement # PRO02542-060507
HP Confidential

Dot Hill Systems PPA: PRO02542-060507
TABLE OF CONTENTS

1. Scope of Agreement	1
1.1 Definitions	1
1.2 General	1
1.3 Eligible Purchasers	1
1.4 Term of Agreement	1
1.5 Sale and Purchase	1
1.6 Committed Volume	1
2. Ordering and Shipment of Product. Ordering and Shipment of Product terms are set forth in Exhibit D (Ordering and Shipment of Product)	1
3. Prices and Payment Terms. Prices, payment terms and other pricing terms will be as follows:	1
3.1 Prices	1
3.2 Payment Terms	1
3.3 Discounts and Rebates	1
3.4 Sales Tax and Duties	1
3.5 Financial Condition	1
3.6 Invoices	1
4. Competitive Pricing	1
4.1 General. Supplier will maintain competitive pricing of Products for HP throughout the Term	2
4.2 Competitive Offerings	2
4.3 [...***...] Pricing	2
4.4 New Product Offerings	2
5. Inspection and Audit Rights	2
5.1 Inspection and Audit Rights	2
6. Engineering Process, Design Changes and Quality	3
6.1 Quality	3
7. Warranties	3
7.1 Product General Warranties	3
7.2 Warranty Periods	3
8. Epidemic Failure Warranty	4
9. Safety	4
10. Product Returns; Non-Conforming Product	4
11. Support; Other Services	4
12. Business Recovery Plan; Loss Control	5
13. Confidential Information	6
14. Marketing and Licenses	1
14.4 Software License	1
15. Intellectual Property Ownership Warranty and Indemnification	2
15.1 Intellectual Property Ownership	2
16. Delaying Causes	1
17. Events of Default and Remedies	1
18. General Indemnity	3
18. General Indemnity	3
19. Limitation of Liability	4
20. Termination	5
21. Additional Obligations of Supplier	5
21.5 Social and Environmental Responsibility	1
21.6 Product Content	2
22. Miscellaneous	2
22.5 Assignment	3
22.6 No Waiver	3
22.14 Disputes/Escalation Process	5
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Dot Hill Systems PPA: PRO02542-060507
EXHIBIT INDEX

1. Exhibit A — Definitions	20-24

2. Exhibit B — Product Description and Specifications	25

3. Exhibit C — Eligible Purchasers Under this Agreement	26-27

4. Exhibit D — Ordering and Shipment of Product	28-29

5. Exhibit E — Pricing	30

6. Exhibit F — Engineering Process or Design Changes	31

7. Exhibit G — Quality	32

8. Exhibit H — Product Returns; Non-Conforming Product	33

9. Exhibit I — Manufacturing Rights	34

10. Exhibit J — Recipients for Notices and Relationship Managers	35

11. Exhibit K — Service and Support Requirements	36

12. Exhibit L — Third Party and Open Source Software Components	37

13. Exhibit M — Flexibility Agreement	38

14. Exhibit N — Quality Compensation Exhibit	39-42

15. Exhibit O — Governmental Compliance	43

16. Exhibit P — Insurance	44

17. Exhibit Q — Industrial Design of the Product	45
HP Confidential

Dot Hill Systems PPA: PRO02542-060507
PRODUCT PURCHASE AGREEMENT
AGREEMENT NO. [INSERT # ]
This PRODUCT PURCHASE AGREEMENT (“Agreement”) is entered into as of the 10th day of September, 2007 (the “Effective Date”) by and between Hewlett-Packard Company, a Delaware corporation having its principal place of business located at 3000 Hanover Street, Palo Alto, California 94304 (“HP”), and Dot Hill Systems Corp.(“Supplier”), organized and operating under the laws of Delaware with its principal place of business at 2200 Faraday Avenue, Suite 100, Carlsbad, CA 92008, HP and Supplier are collectively referred to herein as the “Parties”.
RECITALS
WHEREAS, Supplier wishes to sell, and HP wishes to purchase, goods or services, or both, upon the terms and conditions hereinafter provided.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, Supplier and HP hereby agree as follows:
1.	Scope of Agreement
1.1	Definitions. Definitions for capitalized terms used in this Agreement are set forth either in the main body of this Agreement where used or in Exhibit A (Definitions).

1.2	General. The goods to be provided under this Agreement are set forth in Exhibit B (Product Description and Specifications) (the “Goods”). Services may be provided under this Agreement (the “Services”) in connection with the furnishing of Goods or as primary performance. As used in this Agreement, unless the context otherwise requires, “Product” refers interchangeably to any Goods or any Services, or both in combination, and “Product” includes both singular and plural forms. Product provided by Supplier to HP and Eligible Purchasers during the Term will be furnished under this Agreement and will be governed by and subject to this Agreement in all cases.

1.3	Eligible Purchasers. The entities eligible to purchase under this Agreement are listed in Exhibit C (Eligible Purchasers Under This Agreement).

1.4	Term of Agreement. This Agreement will be effective upon execution by the Parties and covers a period (the “Term”) which commences as of the Effective Date and continues for one (1) year and thereafter continues unless terminated earlier under the terms of this Agreement, provided that in no event will this Agreement continue longer than three (3) years from the Effective Date unless extended or renewed upon mutual written agreement of the Parties.

1.5	Sale and Purchase. During the Term, Supplier will produce (or procure) and sell to HP, and HP will order and purchase from Supplier, the item(s) and volume of Product that HP may order and Supplier may agree to supply from time to time. By mutual written agreement the Parties may add or delete Products from coverage under this Agreement.

1.6	Committed Volume. Nothing in this Agreement obligates HP to purchase any minimum quantity of Product. This Agreement sets forth the terms and conditions during the Term which govern Orders and Acknowledgments for Product. Any Order or Acknowledgment or other legally binding volume commitment for Product which is entered during the Term will remain governed by this Agreement notwithstanding expiration or termination of this Agreement for any reason. Unless otherwise agreed, if HP fails, for any reason or no reason, to purchase committed volume, Supplier’s sole and exclusive remedy will be to give HP written notice of termination except that HP will have up to [...***...] following receipt of Supplier’s notice of termination within which to purchase Product at the then current volume rate and pricing.
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1.6.1	Unless agreed to otherwise in Exhibit M (Flexibility Agreement), in no event will HP be liable for any monetary damages for failure to purchase committed volume; provided that HP will remain obligated to pay amounts due and owing under Sections 3.2 (Payment Terms) and 3.4 (Sales Taxes and Duties). Unless otherwise agreed, if Supplier is unable, for any reason or no reason, to furnish or delays furnishing committed volume, HP may purchase such committed volume, or any part thereof, from other source(s), and such purchase(s) will be aggregated with purchases hereunder for purposes of determining HP’s compliance with this Agreement.
2.	Ordering and Shipment of Product. Ordering and Shipment of Product terms are set forth in Exhibit D (Ordering and Shipment of Product).

3.	Prices and Payment Terms. Prices, payment terms and other pricing terms will be as follows:
3.1	Prices. Prices for Product are as set forth in Exhibit E (Pricing).

3.2	Payment Terms. Payments will be issued [...***...] after receipt of a valid invoice or receipt of the Goods or Services, whichever is later. No invoice may be dated or submitted earlier than date of Delivery. Any prompt payment discount will be calculated from the same date. Payment will be in U.S. currency unless otherwise stated. [...***...]

3.3	Discounts and Rebates. Discounts and rebates may be negotiated by the Parties from time to time during the Term.

3.4	Sales Tax and Duties. Unless otherwise agreed, prices are exclusive of all taxes or duties (other than taxes levied on Supplier’s income) that Supplier may be required to collect or pay upon purchase, sale or shipment of Product. Any such taxes or duties must appear as a separate item on Supplier’s invoice. [...***...] Where applicable, HP will provide Supplier with an exemption resale certificate.

3.5	Financial Condition. Except for HP Subsidiaries and HP Affiliates, any credit line extended to an Eligible Purchaser will be subject to Supplier’s normal credit standards and approval procedures in effect from time to time during the Term.
3.5.1	HP may review Supplier’s performance capability under this Agreement at HP’s discretion, and Supplier will make available to HP, upon written request, information as may be reasonable, customary and sufficient to show Supplier’s then current performance capability, including financial condition. If the financial condition of either Party materially and adversely changes from its financial condition as of the date of this Agreement, then the other Party will have the right to demand adequate assurance of due performance.
3.6	Invoices. HP may require Supplier to submit invoices electronically, at Supplier’s sole expense, in which case Supplier is thereby authorized to, and will, transmit the required information in electronic format. HP may utilize a third party, at HP’s sole discretion, to facilitate HP’s order and invoicing processes that may entail disclosure of information about the Supplier, this Agreement, and the receipt and processing of any purchase order, invoice and related documentation.

3.7	Right of Offset. Either party, at its option, shall have the right to setoff or deduct from the other party’s invoice any credits, refunds or claims of any kind, provided that: (i) the party subject to the setoff or deduction has had forty-five (45) days from notice of the amounts due to make payment but fails to do so, and; (ii) the party subject to the setoff or deduction has confirmed, in writing or by email, the amount and the validity of the credit, refund or claim.
4.	Competitive Pricing.
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Dot Hill Systems PPA: PRO02542-060507
     4.1 General. Supplier will maintain competitive pricing of Products for HP throughout the Term.
     4.2 Competitive Offerings. At any time during the Term, unless otherwise agreed, HP may notify Supplier that HP has received a bona fide offer to deliver Product, or a substantial equivalent, under written contract in approximately comparable volume, mix, service level and duration of committed sale as the undelivered or unperformed portion of any committed volume under this Agreement at pricing lower than pricing in effect under this Agreement or at lower total cost to HP. If [...***...] of the date of such notice Supplier does not reduce its pricing sufficiently to meet the terms of such offer and advise HP of such reduction, HP may purchase from such offer any or all of the undelivered or unperformed portion of any committed volume under this Agreement. The quantity so purchased will be deleted from any HP purchase requirements. Anything in the foregoing to the contrary notwithstanding, this provision will not apply to [...***...]
     4.3 [...***...] Pricing. At any time during the Term, unless otherwise agreed, [...***...], Supplier will [...***...], unless prohibited by Applicable Law, [...***...].
     4.4 New Product Offerings. At any time during the Term HP may notify Supplier that HP has received a bona fide offer to deliver goods which have superior technical specifications or superior attributes or capabilities as compared with Product, and to the extent it deems itself able to do so, HP may provide specifics so that Supplier may revise specifications for Product or otherwise offer such substitute goods to HP hereunder. If within a commercially reasonable time after such notice Supplier is unable to sell or fails to offer to sell HP Product with revised specifications (which are acceptable to HP) or such substitute goods at reasonable pricing and otherwise meeting the terms of such offer, HP may purchase from such offeror any or all of the undelivered or unperformed portion of any committed volume under this Agreement. The quantity so purchased will be deleted from HP’s purchase requirements.
5.	Inspection and Audit Rights.
     5.1 Inspection and Audit Rights. HP, at its expense, may engage an independent third party (“Auditor”) to inspect and audit, on an annual basis, or more frequently if Supplier has breached any of its obligations under this Agreement, Supplier’s books and records relating to Supplier’s performance of its obligations under this Section 5.1 and that are reasonably required to determine Supplier’s compliance with Supplier’s obligations under this Section 5.1.
     5.1.1 HP will provide Supplier reasonable notice, not less than [...***...] in advance, of such inspection and audit.
     5.1.2 Supplier will refund the amount of any overcharge or other discrepancy as may reasonably be determined by such inspection and audit, and if the final report of such inspection and audit reveals an overcharge or other discrepancy of five percent (5%) or more during the relevant time period, Supplier will also reimburse HP for all reasonable costs of the inspection and audit.
     5.1.3 Supplier will cooperate fully with all such inspection and audit requests; provided that (i) in no event will material containing any information that is protected under court order or the written directions of regulatory authorities be required to be disclosed and (ii) material may be redacted by Supplier to the extent necessary to protect against any invasion of personal privacy.
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     5.1.4 Any such Auditor will execute a confidentiality agreement in favor of Supplier containing terms no less restrictive than those set forth in Section 13 of this Agreement prior to receipt of any of the information referenced above; provided that such Auditor may disclose such information only to HP and Supplier; and provided further that (i) the identity of Supplier’s other customers, details of specific customer transactions and actual costs incurred by Supplier will not be disclosed to HP and (ii) aggregated pricing, aggregate costs and other information not identifiable to an individual or source may be disclosed to HP. HP’s right of inspection and audit under this Section 5 (Audit Rights) will continue and survive for [...***...] after expiration or any termination of this Agreement.
6.	Engineering Process, Design Changes and Quality. Terms pertaining to engineering process and/or design changes for the Product are set forth in Exhibit F (Engineering Process or Design Changes).
6.1	Quality. Supplier will maintain the quality system specified in Exhibit G (Quality) of this Agreement.
7.	Warranties.
7.1	Product General Warranties. Supplier represents and warrants that all Product will:
7.1.1	Be manufactured, processed, and assembled by Supplier or Supplier’s authorized Subcontractors.

7.1.2	Conform to Specifications, including without limitation, HP’s General Specification for the Environment.

7.1.3	Be new,

7.1.4	Contain first-quality components, raw materials and parts.

7.1.5	Be free from defects in design, material and workmanship.

7.1.6	Be free and clear of all liens, encumbrances, restrictions, and other claims against title or ownership.

7.1.7	Comply with the intellectual property warranty terms set forth in Section 15 (Intellectual Property Ownership Warranty and Indemnification).
7.2	Warranty Periods.
7.2.1	All warranties set forth in Section 7.1 will survive any inspection, delivery, acceptance or payment by HP.

7.2.2	The warranties set forth in sub-sections 7.1.2 and 7.1.5 are effective upon Delivery, are continuing, and will remain in effect for and expire [...***...] following Supplier’s delivery of the Product (“Product Warranty Period”).

7.2.3	The warranties set forth in Sections 7.1.1, 7.1.3, 7.1.4 and 7.1.6 are made and effective at Delivery.
7.3	Services and Support Warranty. Supplier warrants that all Services and Support will be provided in a professional and workmanlike manner by competent, experienced personnel possessing suitable expertise in the subject matter.

7.4	[...***...] Warranty. Supplier warrants that Product [...***...].
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Dot Hill Systems PPA: PRO02542-060507
7.5	Compliance with Applicable Law. Supplier warrants that it will comply with all Applicable Law in its performance under this Agreement.

7.6	Warranty Exclusions. Except for Sections 7.1.6 and 7.1.7, the warranties set forth in this Section 7 will not apply to any Product to the extent such Product does not function property as a result of: (i) has been improperly installed, repaired, altered or otherwise modified (other than by Supplier or Supplier’s Subcontractors), (ii) has been subjected to misuse, abuse, negligence or accident, (other than by Supplier or Supplier’s Subcontractors).

7.7	Warranty Remedies. If, during the Product Warranty Period, Products are found to breach any warranty specified in this Agreement, then in addition to any other remedies expressly provided for in this Agreement, HP may return Products to Supplier [...***...] for repair or replacement (in Supplier’s discretion), or if neither alternative is available on commercially reasonable terms, credit. Any Product corrected or furnished in replacement shall, from the date of delivery of those replacement Products, be subject to the provisions of this Sub-Section and Section 7 for [...***...] from the date of delivery or the remaining period of the original Product Warranty Period, whichever is longer. The remedy set forth in this section 7.7 shall be the sole and exclusive remedy for a breach of the warranties set forth herein.

7.8	Disclaimer of Warranties. EXCEPT AS EXPLICITLY STATED HEREIN, THERE ARE NO WARRANTIES, EXPRESS. IMPLIED OR OTHERWISE, PROVIDED OR MADE, AND ALL PRODUCTS, SERVICES OR OTHER ITEMS ARE PROVIDED “AS IS” AND WITHOUT ANY WARRANTIES. SUPPLIER HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.
8.	Epidemic Failure Warranty. Supplier also represents and warrants that during the Product Warranty Period, all Product will comply with the terms of the warranty against Epidemic Failure as set forth in Exhibit N (Quality Compensation). In the event that Supplier breaches this warranty, HP shall have the remedies set forth in Exhibit N (Quality and Compensation), in addition to any other remedies available under this Agreement.

9.	Safety. If the Goods supplied hereunder, or Services performed hereunder, involve any risk of injury or death to persons, or damage to property, Supplier shall provide notice to the appropriate individuals identified in Exhibit J (Recipients for Notices) and follow the procedures set forth in Section 4 of Exhibit F (Engineering Process or Design Changes), as well as any other applicable provisions in this Agreement. Supplier shall also provide HP with a written description of the nature and extent of such risk, including a description of any precautions which should be taken to minimize risk.

10.	Product Returns; Non-Conforming Product. Terms pertaining to product returns and/or non-conforming Product are set forth in Exhibit H (Product Returns; Non-Conforming Product).

11.	Support; Other Services.
11.1	General. Supplier will maintain such number of qualified personnel and do all that is necessary to satisfy the Support and service level obligation set forth in Exhibit K (Service and Support Requirements).

11.2	HP Property. HP may loan to Supplier HP Property solely for use in providing Services, Support or in Supplier’s manufacturing, testing or adapting Product. All HP Property will be segregated from Supplier’s property and identified as the sole property of HP. HP Property may not be transferred, assigned, loaned or otherwise encumbered by Supplier in any way. HP Property may be loaned to third parties for fulfillment of Supplier’s obligations hereunder only upon HP’s prior written consent, provided that Supplier assumes all responsibility and liability for the HP Property, as set forth herein, while in the possession of such third parties. Supplier will return, at its expense, HP Property in good condition, reasonable wear and tear excepted, upon HP’s request or in all events
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upon termination or expiration of this Agreement. Prior to HP Property being loaned to Supplier, Supplier will execute HP’s standard Equipment Loan Agreement.

11.3	Survival of Support Obligations. Unless otherwise stated in Exhibit K (Service and Support Requirements), Supplier’s obligations to provide Support will continue throughout the Term and for [...***...] after the last Delivery of Product under this Agreement, even if this Agreement is terminated or expires.
11.3.1	Supplier may not discontinue Support for Product for which manufacture or supply is discontinued in accordance with Exhibit I (Discontinuance of Product and Manufacturing Rights). In addition, if HP issues notice to Supplier that HP is ending the life of a Product, Supplier must continue to provide Support pursuant to this section.

11.3.2	In the event of any expiration or termination of this Agreement Supplier may [...***...].
11.4	Supplier Support of Third Parties. Supplier may independently offer and provide maintenance and support services to third parties, [...***...].
12.	Business Recovery Plan; Loss Control
12.1	Business Recovery Plan; Loss Control. Supplier will develop and keep current a formal Business Continuity Plan (“BRP”) that details Supplier’s strategies for response to and recovery from a broad spectrum of potential physical or financial disasters that could disrupt operations and timely delivery of Product or Services required pursuant to this Agreement. Upon request, Supplier will make its Business Continuity Plan available to HP or its designated representative for review.

12.2	Loss Control. Supplier will be responsible for maintaining its facilities, the Hubs to which Supplier may ship Products, Supplier Managed Inventory (“SMI”) and all warehouse and storage facilities and operations (except HP Warehouses) in accordance with applicable and prudent safety, security, and fire protection standards and Supplier’s BRP. Supplier will allow HP and its designated representative to perform on-site audits of such facilities and operations and will cooperate in the resolution of recommendations for improvement.

12.3	Production [...***...]. If, for some reason, [...***...], Supplier [...***...].

Notwithstanding the foregoing, and regardless as to whether [...***...] Supplier hereby agrees to:

[...***...]
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[...***...]
13.	Confidential Information.
13.1	Confidential Information. During the Term, either Party may provide or disclose information that is designated as “Confidential Information” (“Discloser”) to the other Party (“Recipient”).
13.1.1	Confidential Information may include, but is not limited to, information or data concerning the Discloser’s products or product plans, business operations, strategies, customers and related business information that is marked as confidential or, if disclosed orally, is memorialized in a writing within ten (10) business days of such disclosure.

13.1.2	Confidential Information shall include without limitation, each Party’s business plans, roadmaps, volume data, technical data, and Specifications, irrespective of any lack of confidentiality marking.

13.1.3	The Recipient shall protect, and will ensure its employees and subcontractors protect, such Confidential Information by using the same degree of care (but no less than a reasonable degree of care) to prevent the unauthorized use, dissemination, disclosure or publication of such Confidential Information of a like nature.

13.1.4	The Recipient may disclose the Confidential Information to only those employees and subcontractors who have a need to know and who are under an obligation of confidentiality at least as restrictive as that contained in this section.

13.1.5	Confidential Information of a Party may be used only for purposes of exercising and fulfilling the Parties’ respective rights and obligations under this Agreement. Each Recipient may reassign its employees who have had access to such Confidential Information. If a Recipient or any of its Affiliates is requested or required by subpoena, court order, or similar process or applicable governmental regulation to disclose any Confidential Information, the Parties agree that the Recipient will provide the Discloser with
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prompt notice of such request or obligation so that the Discloser may seek an appropriate protective order or procedure if it elects to do so.

13.1.6	Each Party’s obligation under this Section 13.1 with respect to Confidential Information shall expire three (3) years from the date of disclosure except for Technical Information or other technical or product trade secret information, which will expire only upon the existence of one of the exclusions, set forth below.

13.1.7	Exclusions. The foregoing confidentiality obligations will not apply to any information that (a) is known by the Recipient prior to disclosure as evidenced by tangible records, (b) was developed by the Recipient prior to disclosure or is subsequently developed independently and without reference to the disclosure, (c) is or becomes publicly available through no fault of the Recipient, (d) is rightfully received from a third party with no duty of confidentiality, (e) is disclosed by the Recipient with the Discloser’s written approval or (f) is disclosed under operation of law.

13.1.8	Existing Confidential Disclosure Agreements. The Parties agree that this Section 13 is intended to supplement any existing confidential disclosure agreements that are in effect as of the Effective Date of this Agreement.
13.2	No Publication. Supplier shall not publicize or disclose the terms or existence of this Agreement, nor shall Supplier use the name(s), trademark(s), or trade name(s) of HP, HP Subsidiaries or HP Affiliates, except as follows: (i) With the prior written consent of HP; or (ii) as may otherwise be required by law. HP may impose, as a condition of its consent, any restrictions which HP deems appropriate, in its sole discretion. Supplier shall provide ten (10) days advance written notice to HP prior to disclosure and provide HP with the proposed text and context of the disclosure.
14.	Marketing and Licenses
14.1	Marketing Authority. HP will have the authority worldwide to market Product and HP Products containing Product to the extent it deems appropriate. Nothing in this Agreement precludes HP from independently developing, purchasing, licensing or marketing any product which performs the same or similar function as Product. HP will have the right to use its own business and license terms for all marketing and distribution of Product and HP Products.

14.2	No Rights in Marks. Except as otherwise set forth in Section 14.3 (Private Labeling), nothing in this Agreement grants either Party any rights in the Marks of the other Party; provided that HP may use the name of Supplier and the name of any Product in advertising and marketing Product or HP Products.

14.3	Private Labeling. If during the Term HP requests Supplier to produce HP private label versions of Product, Supplier will ensure that Product contains HP Marks, serial number format and packaging as specified by HP and conforms to HP specifications for external appearance. Supplier will make commercially reasonable efforts to fulfill such request, as long as there is no material change in form or dimensions of Product. [...***...] Except as provided herein, Supplier will have no other right or license in any HP Marks.

14.4	Software License.
14.4.1	If Product includes Software, then subject to the terms and conditions of this Agreement, Supplier hereby grants to HP, a nonexclusive, worldwide, fully paid-up, upon HP’s payment to Suppliers of all applicable fees and royalties for each Product, license to use, reproduce, for archival purposes only, and distribute the Software solely as integrated with Product or HP Products. These rights will extend to HP Subsidiaries, Affiliates and third party channels of distribution for those Products that such entities acquire from Supplier in their capacity as Eligible Purchasers. The rights granted herein include the right to use and
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distribute updates to such Software directly with the Product or indirectly (without the Product) to customers of the HP Product.

14.4.2	If any Software is licensed from a third party or subject to a third party license (including, without limitation, open source software), Supplier shall identify each software component and identify the corresponding third party license in Exhibit L (Third Party and Open Source Software Components).

14.4.3	If any Software is subject to a license which requires the distribution of source code (e.g., GPL/ LGPL licenses), Supplier agrees to provide HP with all such source code.
14.5	Documentation License. For purposes of this Agreement, Supplier hereby grants HP a non-exclusive, perpetual, irrevocable, worldwide fully paid-up license to use, reproduce, and distribute, in connection with distribution or sale of HP Products and prepare derivative works in HP’s name all Documentation furnished by Supplier under this Agreement. HP may reproduce such Documentation without Supplier’s logo or other identification of source, subject to affixing copyright notices to all copies of Documentation that attribute the ownership rights in such Documentation to Supplier and its licensors. These rights with respect to the Documentation will extend to Eligible Purchasers and, to the extent related to distribution or sale of HP Products, to HP Subsidiaries, Affiliates and third party channels of distribution as may be authorized by HP and solely in their capacity as an Eligible Purchaser of Products under this Agreement.
15.	Intellectual Property Ownership Warranty and Indemnification
15.1	Intellectual Property Ownership.
15.1.1	Each Party will maintain all right, title, and interest in and to its own Pre-Existing Intellectual Property irrespective of any disclosure of such Pre-Existing Intellectual Property to the other party, subject to any licenses granted herein.

15.1.2	Notwithstanding anything to the contrary in this Agreement, there is no assignment of any of HP’s Intellectual Property Rights to Supplier or Supplier’s Intellectual Property Rights to HP.

15.1.3	Industrial Design. The Parties agree that HP owns all right, title, and interest in and to the Developed Materials and any derivatives, improvements or modifications thereto and any Intellectual Property Rights related to any and all of the above. “Developed Materials” means the Industrial Design of the Product as identified in Exhibit Q. Supplier warrants that Supplier can assign to HP all right, title and interest in and to the Developed Materials to HP. Supplier hereby irrevocably transfers, conveys and assigns to HP all of its right, title and interest in the Developed Materials to HP. To the extent permitted by law, Supplier waives any moral rights, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise. Supplier will sign any necessary documents and will assist HP, at HP’s expense, in preparing and executing any documents necessary for HP to obtain protection for the Developed Materials on a worldwide basis. All works of authorship included in the Developed Materials shall bear the following copyright notice: © Copyright 2006 [INSERT YEAR OF ACTUAL PUBLICATION.] Hewlett-Packard Development Company, L.P.

15.1.4	Tools. If HP pays the Supplier to produce any Tools, the Parties agree that HP owns all right, title, and interest in and to the Tools and any derivatives, improvements or modifications thereto and any Intellectual Property Rights related to any and all of the above. Supplier warrants that Supplier can assign to HP all right, title and interest in and to the Tools. Supplier hereby irrevocably transfers, conveys and assigns to HP all of its right, title and interest in the Tools to HP. To the extent permitted by law, Supplier waives any
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moral rights, such as the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise. Supplier will sign any necessary documents and will assist HP, at HP’s expense, in preparing and executing any documents necessary for HP to obtain protection for the Tools on a worldwide basis. All works of authorship included in the Tools shall bear the following copyright notice: © Copyright 2006 [INSERT YEAR OF ACTUAL PUBLICATION.] Hewlett-Packard Development Company, L.P.

15.1.5	Products. The Parties agree that if Supplier creates any derivatives, improvements or modifications to the Products and/or Documentation, ownership of said derivatives, improvements or modifications [...***...].
15.2	Intellectual Property Warranties. Supplier represents and warrants with regard to the Product including Software and Documentation, that:
15.2.1	Supplier will own or have all the necessary copyright licenses for HP to fully exploit the Product, including the Software and Documentation as intended herein;

15.2.2	the Product does not constitute and will not constitute a misappropriation of the trade secrets of any third party;

15.2.3	any Supplier Marks on the Product do not infringe any third party trademark rights;

15.2.4	to the best of Supplier’s knowledge, the Product and the use thereof, does not infringe on any patent of any third party, and there are no claims of such infringement;

15.2.5	the Product does not infringe and will not infringe upon any other third-party Intellectual Property Rights;

15.2.6	HP does not and will not need to procure any rights or licenses to any patents or other third-party Intellectual Property Rights to fully exploit the Product;

15.2.7	there are no patent markings on any part of the external housing of the Product;

15.2.8	that the Software will not (i) contain lock out devices or have any virus, disabling device, time bomb, Trojan horse, back door or any other harmful component, (ii) replicate, transmit or activate itself without control of a person operating the computing equipment on which it resides, (iii) alter, damage or erase any data or other computer programs without control of a person operating the computing equipment on which it resides or (iv) contain any code, key, node lock, time-out or other function whether implemented by electronic, mechanical or other means which restricts or may restrict use or access to programs or data based on residency on a specific hardware configuration, frequency or duration of use, or other limiting criteria;

15.2.9	Supplier will assign to HP the benefits of all warranties applicable to any third party software acquired by HP from Supplier; and

15.2.10	Supplier represents and warrants that Supplier complies with and shall continue to comply with all licenses (including, without limitation, all open source licenses) associated with any software component included in the Product and Documentation.

15.2.11	If Supplier breaches this Intellectual Property Warranty, HP may immediately terminate this Agreement in whole or in part and may immediately cancel any unfilled Accepted Orders
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without liability, such remedies being in addition to any other remedies provide by this Agreement, or otherwise available to HP under law or equity.
15.3	Supplier’s Duty to Defend. Subject to the provisions of 15.4 and except as provided in Section 15.7, Supplier will indemnify, defend and hold harmless HP, HP Subsidiaries, HP Affiliates and Eligible Purchasers and its customers (including without limitation end users, distributors and resellers), officers, directors, employees, agents and representatives (“Indemnitees”) from and against any claims or liabilities relating to any claim that:
15.3.1	any Product;

15.3.2	any Software included in the Product;

15.3.3	any Documentation;

15.3.4	a Supplier Mark or

15.3.5	anything else provided as part of Supplier’s Support,
or use of any of the foregoing, constitutes a misappropriation or infringement of any third party’s Intellectual Property Rights (all of the foregoing being referred to as an “IP Claim”). Without limiting the generality of the foregoing, Supplier will pay losses and damages, liabilities, judgments, awards, costs and expenses including reasonable attorneys’ fees, expert witness fees and bonds incurred by Indemnitees and any award in connection with, arising from or with respect to any such claim or agreed to by Supplier in any settlement of that claim.

The combination of the Product with an HP Product will not void Supplier’s Intellectual Property Warranty and concomitant indemnification obligations provided that the IP Claim would apply regardless of the combination. However, [...***...].

15.4	HP’s Duty to Notify and Tender of Claims. HP will give Supplier written prompt notice of any IP Claim. If Supplier assumes defense of such IP Claim without reservations of rights, HP will provide Supplier the authority, information and reasonable assistance (at Supplier’s expense) necessary to defend. Supplier will control defense, and HP will not settle such IP Claim without Supplier’s consent, not to be unreasonably withheld. Should Supplier not diligently pursue resolution of such IP Claim or fails to provide HP with reasonable assurance that it will diligently pursue resolution, then HP may, without in any way limiting its other rights and remedies, defend the claim and collect all reasonable costs of doing so from Supplier. Any settlement or compromise Supplier desires to enter into will be subject to HP’s prior approval, which HP agrees not to unreasonably withhold, delay or condition. HP and any other Indemnitee may, at its expense, in its or their discretion, participate in the defense of such IP Claim. Section 22.14 (Disputes/Escalation Process) shall not apply to this section.

15.5	Limitation on Settlement. Supplier will only enter into a compromise or settlement that will not have the effect of creating any liability or obligation (whether legal or equitable) on HP unless HP otherwise agrees in writing. In addition, Supplier shall obtain a full and complete release of any and all claims that the third party claimant may have against HP.

15.6	Remedies for Infringing Product. If the use, manufacture, sale, combination, or importation of the Product (“Infringing Product”) is enjoined and Supplier has indemnification obligations pursuant to this Section 15, Supplier will, at its sole expense and option:
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(i)	procure for HP the right to continue using or combining the Infringing Product, as the case may be;

(ii)	replace the Infringing Product with a non-infringing product of equivalent function, form factor, and performance; or

(iii)	modify the Infringing Product to be non-infringing, without materially detracting from function, form factor, or performance.
15.7	Exclusions. Nothing in this Section 15 shall apply to any Products or parts to the extent that such Products or parts (i) have been modified (other than by Supplier or Supplier’s Authorized Contractors), (ii) have been used in a manner contrary to Specifications, or (iii) the infringement arises out of Supplier’s compliance with a design that HP required Supplier to implement.
16.	Delaying Causes.
16.1	Delaying Causes. Neither Party will be liable for any delay in performance under this Agreement caused by any act of God or other cause beyond Supplier’s reasonable control and without Supplier’s fault or negligence including but not limited to fire, flood, war, embargo, riot or an unforeseeable intervention of any government authority, which causes complete business interruption (a “Delaying Cause”). A Delaying Cause does not include delays in transportation, shortages of materials, delays by manufacturers or subcontractors or economic considerations or inefficiencies. No Delaying Cause will suspend or excuse either Party’s obligations as set forth in Section 13 (Confidential Information), Section 15 (Intellectual Property Ownership Warranty and Indemnification), Exhibit P (Insurance), and Section 18 (Indemnity).

16.2	Occurrence of a Delaying Cause. Any Party whose performance is affected by a Delaying Cause will notify the other Party promptly upon commencement of a Delaying Cause and will provide its best estimate of the expected duration of such occurrence. Upon notice to Supplier during pendency of a Delaying Cause, HP may terminate any unfilled Accepted Orders without liability. Any Party whose performance is affected by a Delaying Cause will exercise reasonable diligence to overcome and affect cessation of the Delaying Cause and to mitigate effects thereof. Performance of the Parties’ respective obligations to purchase and sell Product will be suspended to the extent affected by, and for the duration of, a Delaying Cause, and during pendency of a Delaying Cause affecting Supplier’s ability to make timely Delivery, HP may purchase replacement Product elsewhere and deduct the quantity of Product affected thereby from its purchase requirements without affecting eligibility or entitlement to pricing hereunder. If, however, Supplier’s performance is delayed for reasons set forth above for a cumulative period of [...***...] or more, HP, notwithstanding any other provision of this Agreement to the contrary, may terminate this Agreement and/or any Order issued hereunder by notice to Supplier.

16.3	Resumption of Performance. The Parties will resume performance under this Agreement once the Delaying Cause ceases, and HP may, upon written notice not later than [...***...] following such cessation, extend the Term up to the length of time the Delaying Cause endured.
17.	Events of Default and Remedies
17.1	Events of Default. A Party will be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):
17.1.1	A Party fails to pay or perform any payment obligation when and as due under this Agreement or any Accepted Order after [...***...] receipt of written notice from the other Party;

17.1.2	A Party fails to perform any obligation under this Agreement or any Accepted Order, other than as set forth in Section 17.1.1, when such failure continues for [...***...] after written notice thereof is given or, if such failure cannot reasonably be cured within said [...***...], but is capable of cure within a longer period not exceeding [...***...]
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and the Party commences to cure such failure promptly upon receipt of such written notice and thereafter proceeds with reasonable diligence to cure such failure, for such longer period as may be necessary for the Party to cure the same with reasonable diligence;

17.1.3	Any representation or warranty made by a Party in connection with this Agreement proves to be false in any material respect; provided that if such representation or warranty is capable of being cured, then the Party may cure such misrepresentation or breach of warranty within [...***...] after written notice thereof is given or, if such misrepresentation or breach of warranty cannot reasonably be cured within said [...***...] and the Party commences to cure same promptly and thereafter proceeds with reasonable diligence to cure same, for such longer period as may be necessary for the Party to cure the same with reasonable diligence; or

17.1.4	A Party makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, applies to any court for the appointment of a trustee or receiver for any of its properties, or commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction; or any such application or any such proceeding is filed or commenced against said Party and said Party indicates its approval, consent or acquiescence thereto; or there is filed or commenced against said Party an involuntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or other similar law of any jurisdiction and such proceeding is not dismissed, and remains in effect, for thirty (30) days or more; or an order is entered adjudicating said Party bankruptcy or insolvent; or

17.1.5	Except as may be permitted under Section 22.5 (Assignment), a Party transfers all or substantially all of its properties or merges with or into any other entity or there is otherwise any change in controlling interest or ownership of a Party, without the prior written consent of the other Party; or

17.1.6	A Party assigns or attempts to assign this Agreement or any Accepted Order to a competing entity or in case of an assumption or delegation of performance of this Agreement or any Accepted Order by a competing entity, if in the other Party’s reasonable determination such assignment or performance would be detrimental to the performance of this Agreement or any Accepted Order or to its business interests or prospects.
17.2	Rights and Remedies Upon Default. The Party not in default may terminate this Agreement or any Accepted Order upon written notice to the other Party and/or may enforce, by all proper and legal suits and other means, its right hereunder, with or without terminating this Agreement or any Accepted Order. All rights and remedies will be cumulative and may be exercised singly or concurrently.

17.3	Cover Costs. Upon a [...***...]. Supplier will be responsible for [...***...] (“Cover Costs”) [...***...]. Cover Costs may include, but are not limited to: [...***...]. Notwithstanding anything herein to the
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contrary: [...***...].
17.4	Additional Remedies. Unless otherwise specifically stated, all remedies expressed in this Agreement are in addition to any legal, contractual, equitable, or statutory rights that may exist.
18.	General Indemnity

18.	General Indemnity
18.1	Indemnity. Supplier shall defend, indemnify, and hold harmless HP, HP’s Subsidiaries, HP Affiliates and all Eligible Purchasers purchasing under this Agreement, and their respective directors, officers, employees and agents from and against any and all claims, losses, liens, demands, attorneys’ fees, damages, liabilities, costs, expenses, obligations, causes of action, or suits (collectively “Claims”) to the extent that such Claims are caused by, arise out of, or are connected in any way with:
(a)	any act or omission, whether active or passive and whether actual or alleged, or willful misconduct, of Supplier, its employees, or agents;

(b)	the breach of this Agreement (including, but not limited, to the costs associated with any Product recall) by Supplier, its employees or agents of any of its contractual obligations, covenants, undertakings, or promises under this Agreement, or,

(c)	property loss, damage, personal injury or death, caused by Supplier, Supplier’s Product (includes Goods and Services), its employees or agents.
A Claim relating to or arising out of Section 18.1 (a), (b) or (c) is hereinafter referred to as an “Indemnified Claim”.
18.1.1	Supplier shall, at its own expense, defend any third party Indemnified Claim and Supplier will pay all costs, including attorneys’ and experts’ fees and litigation costs.

18.1.2	Supplier will not have any obligation to defend, indemnify or hold harmless hereunder when [...***...].

18.1.3	Supplier’s obligations to defend, indemnify and hold harmless hereunder will not be limited or otherwise affected by any insurance, self-insurance or retention of risk which it may carry or assume.
18.2	HP’s Duty to Notify. HP will give Supplier prompt notice of any third party claim that constitutes an Indemnified Claim. HP will provide Supplier the authority, information and reasonable assistance (at Supplier’s expense) necessary to defend. Supplier will control the defense, and HP will not settle any such Indemnified Claim without Supplier’s consent, not to be unreasonably withheld; provided that if Supplier does not diligently pursue resolution of the Indemnified Claim, or, fails to provide HP with reasonable assurance that it
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will diligently pursue resolution, HP may, without in any way limiting its other rights and remedies, defend the Indemnified Claim and collect all costs of doing so from Supplier. Any settlement or compromise Supplier desires to enter into will be subject to HP’s approval. HP and any other Indemnitee may, in its or their discretion, participate in the defense of such claim or action.
19.	Limitation of Liability.
     19.1. Limitation on General Damages. A party’s aggregate liability to the other party under this Agreement for any claims, whether in contract, warranty, negligence, tort, strict liability, or otherwise, for loss or damage arising out of, in connection with, or resulting from this Agreement, or the performance or breach thereof, will not exceed the greater of:
19.1.1. [...***...], or,
19.1.2. [...***...].
19.1.3. Notwithstanding anything herein to the contrary, the limitations on liability set forth in this Section 19.1 shall not apply to Supplier’s liability and responsibilities in Epidemic Failure situations under any Corrective Action Plan as more fully described in Section 2 of Exhibit N (Quality and Compensation).
19.2 Exclusion for Special Damages. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF DATA, PROFITS OR REVENUE, COST OF CAPITAL OR DOWNTIME COSTS), OR FOR ANY EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR ANY ORDER, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
19.3. Exceptions to Liability Limitation and Exclusion. Nothing in Section 19 (“Limitation of Liability”) excludes, disclaims, limits or otherwise affects:
     19.3.1. Either party’s liability for any third party claims for personal injury, death, or claims for physical damage to property; or,
     19.3.2. [...***...]
19.4. Limitation to Products. Notwithstanding anything herein to the contrary, Supplier shall have no liabilities or responsibilities with respect to [...***...].
20.	Termination
20.1	Termination for Convenience. HP may terminate this Agreement at any time without liability for damages and without need to show cause upon [...***...] prior written notice. Upon
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termination pursuant to this Section, HP will accept delivery of, and pay for, [...***...], Order Changes, of Exhibit D (Ordering and Shipment of Product). HP will purchase and pay for upon delivery to HP [...***...]; provided that Supplier will mitigate to the maximum extent feasible;. Supplier may terminate this Agreement at any time without liability for damages and without need to show cause upon [...***...] prior written notice.

20.2	Termination for Default. Either Party may terminate this Agreement or any Accepted Order in accordance with Section 17 (Events of Defaults and Remedies).

20.3	Termination for Cause. Either Party may terminate this Agreement or any Accepted Order pursuant to any other right granted to or reserved in that Party under this Agreement or any Accepted Order or as may exist at law or in equity, as may be limited or otherwise affected by this Agreement.

20.4	Effect of Termination. Notwithstanding expiration or any termination of this Agreement or any Accepted Order, Sections 3.2 (Payment Terms), 11.3 (Survival of Support Obligations), 13 (Confidential Information), 15 (Intellectual Property Protection and Warranty), 18 (Indemnity), 19 (Limitation of Liability), 22.11 (Governing Law), 22.14 (Disputes/Escalation Process), Exhibit A (Definitions), Exhibit I ( Discontinuance of Product and Manufacturing Rights), Exhibit K (Services and Support Requirements), Exhibit P (Insurance), all licenses granted to HP under Sections 14.4 (Software License) and 14.5 (Documentation License), and any obligations that HP may have under Exhibit M (Flexibility Agreement) will survive. HP’s audit rights under Section 5 (Audit Rights) will survive for three (3) years after expiration or termination of this Agreement.
21.	Additional Obligations of Supplier
21.1	Governmental Compliance. Supplier, its agents, employees will comply with all Applicable Law and will contractually obligate its Subcontractors to comply with all Applicable Law in its performance of this Agreement, including but not limited to the specific requirements referenced Exhibit O (Governmental Compliance). Upon request, Supplier agrees to certify compliance with any Applicable Law or regulations. HP is neither responsible for monitoring Supplier’s nor Supplier’s Subcontractor’s compliance with any Applicable Law.

21.2	Trade and Logistics. HP’s compliance and operational requirements regarding Trade and Logistics are set forth in detail at https://h20168.www2.hp.com/supplierextranet/index.do. Supplier and each Supplier shipping location has the obligation for ensuring compliance with U.S. and other national export, import, customs, and trade-related laws and regulations. Supplier also understands that it is responsible for developing and implementing procedures to ensure compliance with HP’s Trade and Logistics Requirements.

21.3	Personal Data Use and Protection.
21.3.1	“Personal Data” Defined. “Personal Data” means information related to any identified, or identifiable, person or legal entity, including any HP or Supplier employees and/or customers. “Personal Data” shall also mean any additional data deemed personal data by any applicable personal data law or directive.
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21.3.2	Supplier Obligations. With regard to any Personal Data that Supplier receives from HP and/or HP Customers to perform Supplier’s obligations under this Agreement, Supplier shall comply with all of the following obligations:
(i)	Supplier shall comply with all applicable data protection laws and/or directives, all applicable export laws.

(ii)	Supplier’s use of the Personal Data is limited to performance of Supplier’s obligations under this Agreement. Supplier may only disclose Personal Data to those Supplier employees that have a need to know in order to perform Supplier’s obligations under this Agreement. Said Supplier employees must be bound by confidentiality obligations no less restrictive that those contained in Section 13 (Confidential Information) of this Agreement.

(iii)	Supplier may not disclose Personal Data to any third party without the advance, written permission of HP. Supplier shall immediately notify HP if Supplier becomes aware of any unauthorized use of disclosure of Personal Data.

(iv)	Supplier shall use the same degree of care as it uses to protect its own information of similar nature (but never less than a reasonable degree of care) to prevent unauthorized use, dissemination or publication of Personal Data. Personal Data shall also be considered Confidential Information and treated in accordance with the requirements for Confidential Information under this Agreement.

(v)	Supplier shall, at HP’s request, and upon termination of this Agreement, deliver to HP any Personal Data in Supplier’s possession and, if copies were made, destroy all copies of Personal Data. Supplier’s Personal Data obligations stated herein shall survive expiration or termination of this Agreement.

(vi)	Personal Data in Storage Devices. As to Personal Data contained in data storage devices that may be returned to Supplier for “Supply Chain Processes” (“Supply Chain Processes” is defined as repair, refurbishment, recycle or scrap):
(a) Supplier shall implement and maintain appropriate security processes to ensure that unauthorized persons will not have access to data storage devices returned to Supplier;

(b) Supplier will not access Personal Data on the data storage device beyond that point which is required to repair or refurbish the data storage device;

(c) Supplier will not provide access to the data storage device except to Supplier’s employees who require access in order to perform Supplier’s Supply Chain Processes.

(d) Personal Data contained in data storage devices, where the data storage device is not returned to originator, will not be retained longer than is required for Supplier to perform its Supply Chain Process, at which point said Personal Data will be destroyed in accordance with leading industry practices.
21.4	Insurance. Without limiting any of the obligations or liabilities of Supplier, Supplier will maintain, at its own expense, as long as this Agreement is in effect, insurance policies of the kind and limits listed in the attached Exhibit P (Insurance).

21.5	Social and Environmental Responsibility. Supplier warrants that in all countries in which Supplier and, to Supplier’s knowledge, information and belief, Supplier’s authorized subcontractors do business, its and their operations comply with all applicable laws and regulations governing labor and employment, employee health and safety, protection of the environment, and ethical practices, including but not limited to, laws and regulations relating to working hours, working conditions, wages, benefits, child labor, forced labor, freedom of association and equal employment opportunity. Supplier agrees to sign HP’s Supplier Social and Environmental Responsibility Agreement and comply with HP’s Supplier Code of Conduct, including establishment of
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management systems as described therein, as set out at http://www.hp.com/hpinfo/globalcitizenship/environment/supplychain/index.html.

21.6	Product Content.
21.6.1	Supplier will furnish HP any information reasonably requested by HP to confirm the material composition of the Products or of any parts, components or other constituents of the Products or of their packaging all as supplied to HP under this Agreement or as used in any manufacturing processes.

21.6.2	Each chemical substance contained in Products is on the inventory of chemical substances compiled and published by the United States Environmental Protection Agency pursuant to the Toxic Substances Control Act.

21.6.3	Supplier will provide to HP prior to shipment a complete and accurate Material Safety Data Sheets (MSDS) for any Product for which such a data sheet is required under Applicable Law or in order for HP to sell Product in any country.
21.7	Packaging and Shipment. All Products will be shipped in conformance with all applicable national and international transportation requirements including, where applicable, regulations regarding chemicals and hazardous materials, dangerous goods, or fumigation and aeration. All packaging materials, including pallets, will be free of pests and comply with national and international regulations regarding Solid Wood Packing Materials (SWPM) where applicable. All packaging for Products will comply with HP’s General Specification for the Environment.

21.8	Access to Information Systems. In order to fulfill its obligations under this Agreement, [...***...]
22.	Miscellaneous
22.1	Notices. Except for HP’s email notifications to Supplier for content changes at HP’s website references stated in this Agreement as noted in section 22.2 below, all other notices that are required to be given under this Agreement will be in writing and will be sent to the respective address as set forth in Exhibit J (Recipients for Notices), or such other address as each Party may designate by notice given in accordance with this Section. Any such notice may be delivered by hand, by overnight courier, by first class pre-paid letter or by facsimile or electronic mail transmission, and will be deemed to have been received: (a) by hand delivery, at the time of delivery; (b) by overnight courier, on the second business day after delivery to the carrier; (c) by first class mail, four (4) business days after day of mailing; and (d) by facsimile or electronic mail, immediately upon confirmation of transmission, provided however, for notice of termination or default, a confirmatory copy is sent pre-paid by first class mail or overnight courier or is hand delivered by the end of the next business day.
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22.2	Website References. Wherever in this Agreement an HP web site or web address is stated, access may require assistance of HP personnel, or HP may require Supplier to enter into one or more separate agreements concerning access or use thereof. HP reserves all rights, from and after the Effective Date of this Agreement, to revise, withdraw or otherwise modify (variously and collectively, “Change”) the contents of any web site or web address stated in this Agreement. Supplier will be required to comply with all such Changes ten Days after email notification of such Change is sent by HP to Supplier. If Supplier does not accept such Change, Supplier will provide notice of non-acceptance as set forth in Section 22.1 (Notices); provided that HP must receive notice of non-acceptance within fourteen (14) days after HP has provided Supplier notice of such Change, or Supplier will be deemed to have accepted such Change. Any use of a web site or address by Supplier after its receipt of HP’s notice of Change will constitute Supplier’s acceptance of such Change, notwithstanding any notice of non-acceptance or objection HP may receive thereafter.

22.3	Exhibits; Other Documents. The Exhibits attached to this Agreement and all other documents referred to herein are hereby incorporated by this reference and made part of this Agreement. Unless an Exhibit specifically refers to and amends a term of this Agreement, the terms and conditions of this Agreement will control and take precedence over conflicting terms in an Exhibit.

22.4	Independent Contractors. The relationship of the Parties established under this Agreement is that of independent contractors, and neither Party is a partner, employee, agent or joint venturer of or with the other. Nothing in this Agreement precludes either Party from independently developing, manufacturing, selling or supporting products similar to Product.

22.5	Assignment.
22.5.1	Neither this Agreement nor any right, license, privilege or obligation provided herein or in any Accepted Order may be assigned, transferred or shared by either Party without the other Party’s prior written consent, not to be unreasonably withheld, and any attempted assignment, transfer or sharing without consent is void; provided that Supplier may perform its obligations hereunder through any Subsidiary or Affiliate for whose performance Supplier will be responsible and remains liable and HP may assign any Order to an HP Subsidiary or HP Affiliate for whose performance HP will be responsible and remains liable.

22.5.2	Any merger, consolidation, reorganization, transfer of substantially all or a material portion of the assets of a Party, or other change in control or ownership will be considered as assignment of the purposes of this Agreement; provided that either Party may merge with or into any of its Subsidiaries, Affiliates or parent companies and may assign this Agreement or any Accepted Order to any of its Subsidiaries, Affiliates or parent companies without need for consent.

22.5.3	The assigning Party must ensure that the assignee assumes in writing or by operation of law the assigning Party’s obligations, and no assignment will relieve the assigning Party of its obligations, under this Agreement and any assigned Accepted Orders. This Agreement will inure to the benefit of and will be binding on the permitted successors and assigns of the Parties.
22.6	No Waiver.
22.6.1	No modification or waiver of, or amendment to, or release from, any provision of this Agreement or any Accepted Order and no waiver of, or release from, any breach or default hereunder, will be of any force or effect unless contained in a writing which is signed by the Party which is sought to be bound thereby, nor may same be held or considered to be a modification or waiver of, or amendment to, or release from, any other provision, nor be a waiver of or release from any other breach or default.

22.6.2	No modification or waiver of, or amendment to, or release from, any provision of this Agreement and no waiver of, or release from, any breach or default hereunder, will result
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from any conflicting, different or printed provisions of any subsequently dated sales or purchase order, order acknowledgment, or a confirmation thereof, for Product, unless such subsequent provision is stated conspicuously on the face of any such order, acknowledgment or confirmation and such order, acknowledgment or confirmation is agreed in a writing signed by an authorized representative of the Party to be bound thereby.

22.6.3	The Parties contemplate that from time to time order, acknowledgment and confirmation forms may be utilized, and the provision of this Agreement will govern and control such forms except to the extent of any such subsequent provision as aforesaid. The failure of any Party to enforce any provision of this Agreement, or to exercise any right, will not be considered a waiver of that provision or right.
22.7	No Third Party Beneficiary. This Agreement does not confer any right or remedy other than to the Parties hereto and their respective permitted successors and assigns, and no action may be brought against any Party hereto by any third party claiming as a third party beneficiary to this Agreement or any Accepted Order. Nothing in this Agreement is intended to relieve or discharge any obligation or liability of any third party to any Party to this Agreement, and nothing herein confers, or is intended to give any third party, any right of subrogation.

22.8	Headings; Interpretation. The Section titles and headings used in this Agreement are for reference only and do not limit or extend the meaning of any provision of this Agreement, and will not be used in interpretation of any provision of this Agreement. All terms defined in this Agreement in the singular form will have comparable meanings when used in the plural form and vice versa. References in this Agreement to “Sections”, and “Exhibits” are to sections and exhibits herein or hereto unless otherwise indicated. The words “include” and “including” and words of similar import when used in this Agreement will not be construed to be limiting or exclusive.

22.9	Severability. If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed limited or, if necessary, severed only to the extent necessary to eliminate such invalidity or unenforceability. The Parties will negotiate a valid, enforceable substitute provision that most nearly effects the Parties’ original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.

22.10	Entire Agreement. This Agreement, together with the Exhibits, comprise the entire understanding between the Parties with respect to the subject matter hereof and supersede any previous or contemporaneous communications, representations or agreements, whether oral or written, with respect thereto; provided that any separate non-disclosure agreement between the Parties will continue unchanged and in full force and effect according to its terms. For purposes of construction and interpretation, this Agreement will be deemed to have been drafted by both Parties, and no ambiguity will be construed in favor of or against either Party.

22.11	Governing Law. This Agreement and any dispute related to or arising out of this Agreement will be governed in all respects by New York law without reference to any choice or conflict of laws provisions of New York or the law of any other jurisdiction. The Parties exclude application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if applicable. The Parties hereby submit to the jurisdiction of the courts of California with subject matter jurisdiction, and waive any venue objections against the United States District Court for the Northern District of California, San Jose Branch and the Superior and Municipal Courts of the State of California, Santa Clara County, in any litigation arising under this Agreement.

22.12	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto will be bound until all Parties have duly executed, or caused to be duly executed, a counterpart of this Agreement.
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22.13	Authority of Signatory. If HP or Supplier executed this Agreement by agent or representative, such agent or representative by his/her act of signing this Agreement individually warrants and represents to the Parties, and HP and Supplier warrant and represent respectively to each other, that he/she is authorized to execute, acknowledge and deliver this Agreement on behalf of HP or Supplier, as the case may be, and thereby to bind the respective Party to the same.

22.14	Disputes/Escalation Process.
22.14.1	The escalation process for Support is set forth in Exhibit K (Service and Support Requirements).

22.14.2	Supplier and HP will attempt in good faith to resolve all disputes under this Agreement by mutual agreement before initiating any legal action or attempting to enforce any rights or remedies hereunder; provided that nothing herein will prevent either Party from giving notice at any time of default as set forth in Section 17 (Events of Defaults and Remedies) or termination as set forth in Section 20 (Termination).

22.14.3	In the event of a dispute, and as a required precondition to initiating legal action (other than for an injunction or restraining or protective order), either Party must give notice to the other Party, and within [...***...] after receipt of the notice, HP’s procurement representative and his/her corresponding functional-level counterpart at Supplier will meet to discuss and attempt to resolve the dispute.

22.14.4	If a resolution mutually recognized as such by both Parties is not achieved within [...***...] thereafter, the dispute will be referred to senior officers of the Parties of comparable rank or position who will meet to discuss and attempt a resolution of the dispute.

22.14.5	If within [...***...] after referral the dispute remains unresolved, both Parties may pursue any or all rights and remedies as may exist at law or in equity, as may be limited or otherwise affected by this Agreement.

22.14.6	If either Party fails to meet or discuss a dispute as provided above, such Party covenants not to commence a suit as to that dispute, other than for an injunction or restraining or protective order. The failure or refusal of either Party to meet and discuss any dispute as provided above will entitle the other Party to immediately exercise and pursue any such right or remedy, including commencement of a suit as to the dispute. Nothing herein will prevent either Party, at any time, from suggesting referral of any dispute to mediation before a mutually acceptable mediator under mutually acceptable rules and procedures.
IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Agreement by their respective authorized representatives as of the Effective Date.

DOT HILL SYSTEMS CORP.	HEWLETT-PACKARD COMPANY

/s/ Dana Kammersgard	/s/ Jeff J. Kato

Authorized Signature	Authorized Signature

9/4/07	9/10/2007

Date	Date

Dana Kammersgard	Jeff J. Kato

Printed Name	Printed Name

President & CEO	Director of Nearline Disk SWD

Title	Title
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT A
DEFINITIONS
1.	Definitions. As used in this Agreement, and in addition to other terms elsewhere defined in this Agreement, each of the following terms has the indicated meanings:
“Accepted Order” means an Order as to which Supplier has issued its Acknowledgment accepting the Order or which is deemed accepted as set forth in Exhibit D, Section 1.4 or which otherwise constitutes a contract under Applicable Law, is legally binding or legally enforceable.
“Acknowledgment” means a written or electronic acknowledgment or confirmation issued by Supplier in response to and following Supplier’s receipt to of an Order issued by HP or an Eligible Purchaser to Supplier for Delivery of Product.
“Affiliate” means an entity whose voting shares are owned less that fifty percent (50%), but at least ten percent (10%), by a Party to this Agreement and which is not controlled by, or under common control with, a Party to this Agreement as its Subsidiary.
“Applicable Law” means all constitutions, laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits and legally binding requirements of all federal, state and local governmental authorities applicable to any Party’s performance under this Agreement.
“Auditor” has the meaning given it in Section 5.1 (Audit Rights).
“Blanket Purchase Order” has the meaning given it in Section 1.3 of Exhibit D (Ordering and Shipment of Product), Section 1.3.
“BRP” has the meaning given it in Section 12 (Business Recovery Plan; Loss Control).
“Business Day” (whether initial letters are capitalized or not) means a Day other than a Saturday, Sunday or a Day on which U.S. commercial banks in California, or, if different, commercial banking institutions in the location at which performance of an act or obligation under this Agreement is to occur, are closed or required to close under Applicable Law.
“Confidential Information” has the meaning set forth in Section 13.1 (Confidential Information).
“Control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
“Cover Costs” has the meaning given it in Section 17.3 (Cover Costs).
“Day” (whether initial letter is capitalized or not) means a calendar day and includes Saturdays, Sundays and holidays, except that, in the event that an obligation to be performed under this Agreement falls due on a day other than a Business Day, the obligation will be deemed due on the first Business Day thereafter.
“Delaying Cause” has the meaning set forth in Section 16.1 (Delaying Causes).
“Delivery” or “Deliver” means, in accordance with an Accepted Order and this Agreement, delivery to a common carrier for shipment and arrival of Product at the receiving area, as HP or an Eligible Purchaser may designate, and Supplier may agree, from time to time during the Term.
“Delivery Date” means the date specified in an Accepted Order for the Delivery of Product by Supplier to the destination required under the Accepted Order.
“Developed Materials” means the Industrial Design of the Product as identified in Exhibit Q (Industrial Design of the Product).
HP Confidential

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT A
DEFINITIONS (CONTINUED)
“Discontinued Product” has the meaning set forth in Exhibit I (Discontinuance of Product and Manufacturing Rights) Section 1.1.
“Documentation” means the technical documentation that Supplier will provide with Product from time to time during the Term and to the extent HP may reasonably request and show need for access.
“Effective Date” has the meaning given it in the introduction to this Agreement.
“Eligible Purchaser” means any legal entity which is authorized to purchase Product pursuant to this Agreement as provided in Section 1.3 of this Agreement and that is identified in Exhibit C (Eligible Purchaser Under This Agreement).
“Emergency Order” has the meaning set forth in Section 1.5 Exhibit D (Ordering and Shipment of Product).
“Engineering Change” has the meaning set forth in Exhibit F (Engineering Process or Design Changes) at Section 1 (Engineering Process or Design Changes).
“Epidemic Failure” has the meaning set forth in Section 8.1 (Epidemic Failure) and Exhibit N (Quality and Compensation).
“Event of Default” has the meaning given it in Section 17.1 (Events of Default).
“Forecast” means HP’s non-binding estimate of purchases of Product over [...***...], or such other period as may be designated by the Parties.
“Goods” has the meaning given it in Section 1.2 (General).
“HP” has the meaning given it in the introduction to this Agreement.
“HP Contractor” or “Contractor” means any third party which performs work for HP or HP Subsidiaries or Affiliates and which requires Product from Supplier. HP Contractors are independent contractors of HP or its Subsidiaries or Affiliates and are not legally related to HP or its Subsidiaries or Affiliates as agent, employee, partner, joint venturer or in any other manner.
“HP-Owned Technology” means the Industrial Design of the Product as identified in Exhibit Q (Industrial Design of the Product).
“HP Products” means the HP products or systems that include or incorporate Products.
“HP Property” means all property including without limitation models, tools, equipment, copies of designs and documentation and other materials that may be furnished to Supplier by HP or on HP’s behalf or separately paid for by HP for use by Supplier in connection with this Agreement or any Order.
“HP Warehouse” means any facility which is owned, leased, rented or use of which is otherwise arranged by HP where HP inventory, including raw material, components and work-in-process, may be stored.
“HP’s General Specification For the Environment” means the requirements and specifications set out in HP’s General Specification for the Environment, [...***...]. For purposes of this Agreement such requirements and specifications are part of the Specifications for Product.
“Hubs” means Supplier’s logistic service providers which store, maintain or handle Supplier Managed Inventory.
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT A
DEFINITIONS (CONTINUED)
“Indemnitees” has the meaning given it in Section 15.3 (Supplier’s Duty to Defend).
“Industrial Design” means the design, shape, color, aesthetics, and/or texture of the “face” or front of the Product, including the HP logo affixed thereto, as further described on Exhibit Q (Industrial Design of the Product), and excluding any manufacturing processes to produce any or all of the foregoing features.
“Infringing Product” has the meaning set forth in Section 15.6 (Remedies for Infringing Product).
“Intellectual Property Rights” means any ideas, whether or not patentable, inventions, discoveries, processes, works of authorship, marks, names, know-how, and any and all rights in such materials on a worldwide basis, including any rights in patents, inventor’s certificates, utility models, copyrights, moral rights, trade secrets, mask works, trade names and marks and other analogous rights.
“IP Claim” has the meaning set forth in Section 15.3 (Supplier’s Duty to Defend).
“Lead Time” means the time between the date an Order is issued and the Delivery Date.
“Mark” (whether initial letter is capitalized or not) means any trademark, service mark, trademark and service mark application, trade dress, trade name, logo, insignia, symbol, design or other marking identifying a party or its products.
“Month” or “Year” means calendar month and year.
“Non-cancelable Order” means an Accepted Order that due to agreement of the Parties may not be rescheduled or canceled by HP, except as set forth in Section 1.10 of Exhibit D (Ordering and Shipment of Product). Any Accepted Order for Unique Product will be deemed to be a Non-cancelable Order.
“Non-conforming Product” means any Product which at any time during the applicable warranty period does not comply with the Specifications or otherwise does not comply with the requirements of an Accepted Order or this Agreement.
“Non-SMI” has the meaning set forth in Exhibit D (Ordering and Shipment of Product) Section 1.9.
“Notice Period” has the meaning given it in Exhibit I (Discontinuance of Product and Manufacturing Rights) Section 1.1.
“Order” means a written or electronic purchase order or release issued by HP or an Eligible Purchaser to Supplier for Delivery of Product.
“Parts” means the spares replacements, components and other items that may be supplied in conjunction with or as additions to Product.
“Personal Data Use and Protection” has the meaning given it in Section 21.3 (Personal Data Use and Protection).
“Pre-Existing Intellectual Property” means the Intellectual Property Rights of a Party existing prior to the commencement of any work performed pursuant to the Agreement and all Intellectual Property Rights that are created outside of the scope of this Agreement without the use of the other party’s confidential information or materials.
“Product” or “Products” includes any Goods and Services set forth in Exhibit B (Product Description and Specifications), Parts, Software and all related Documentation and other deliverables provided pursuant to this Agreement.
HP Confidential

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT A
DEFINITIONS (CONTINUED)
“Production Failure” has the meaning given it in Section 12.3 (Production Failure).
“Product Failure Alternative Facility” has the meaning given it in Section 12.3.3.
“Product Warranty Period” has the meaning given it in Section 7.2.2.
“Return Materials Authorization” or “RMA” has the meaning set forth in Exhibit H (Product Returns; Non-Conforming Product) Section 1.1.
“Schematics” means construction and assembly drawings, photo-tooling for Printed Circuit Boards (PCBs), and codes, software or firmware for custom or proprietary components.
“Services” has the meaning set forth in Section 1.2 of this Agreement and in Exhibit K (Services and Support Requirements).
“Shipment” (whether initial letter is capitalized or not) means the date of shipment from Supplier’s facility, or in the case of Product shipped from a third party warehouse, the date of shipment from the third party warehouse to HP or an Eligible Purchaser’s facility.
“Software” means all source code, firmware, embedded code, object code, microcode, and executable files that are contained in or distributed with the Product, including all updates and upgrades thereto, and the related documentation.
“Specifications” means Supplier’s standard specifications for Product, the technical and functional requirements for Product set forth in Exhibit B (Product Description and Specifications), HP’s General Specifications for the Environment, and any other requirements which may be attached hereto or referred to herein or agreed to by the Parties or which may be published in Supplier’s manuals and technical data sheets for Product in effect on the date Supplier Delivers the corresponding Order.
“Subcontractor” means any third party, under contract or other arrangement with Supplier, with responsibility for supply of components or parts for Product, Support of Product, or for assembly, storage or configuration of Product.
“Subsidiary” means an entity controlled by, or under common control with, a Party to this Agreement, through ownership or control of fifty percent (50%) or greater of the voting power of the shares or other means of ownership or control, for as long as such ownership or control continues to exist.
“Supplier” has the meaning given it in the introduction to this Agreement.
“Supplier IP” means the intellectual property that is created by Supplier under this Agreement, including that which is described in Exhibit B (Product Description and Specifications) (but that is not funded by HP and is not Industrial Design) and to which Supplier will retain all Intellectual Property Rights, as per Exhibit Q (Industrial Design of the Product).
“Supplier Managed Inventory” or “SMI” means a program or process for Supplier’s inventory to be stored at Hubs or within Supplier’s designated area within an HP Warehouse.
“Supplier Management Process” or “SMP” has the meaning given it in Exhibit G (Quality) Section 5 (Supplier Rating).
“Support” means technical support and other Services as set forth in Exhibit K (Service and Support Requirements), standard services Supplier customarily provides for Product, or substantial equivalent, and services for Product mutually agreed to be provided by Supplier to HP; provided that if Product includes or constitutes Software, Support also includes fixes, updates and upgrades, unless otherwise agreed.
HP Confidential

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT A
DEFINITIONS (CONTINUED)
“Technical Information” means Supplier’s manufacturing information and technology to produce Product and provide Support, including without limitation: (i) specifications, software, schematics, designs, drawings, or other materials pertinent to the most current revision level of manufacturing of Product; (ii) copies of all inspection, manufacturing, test and quality control procedures and any other work processes; (iii) jig, fixture and tooling designs; (iv) supplier history files; (v) support documentation; and (vi) any additional technical information or materials that may be agreed to by the Parties.
“Term” has the meaning set forth in Section 1.4 (Term of Agreement).
“Tools” means the jigs, fixtures, tools, molds, dies, stamps, prototypes, schematics, designs, and all documentation and material relating thereto that Supplier, its subcontractors, agents, and/or employees generate that relate to the Industrial Design of the Product.
“Unique Product” means Product that is unique in nature, customer-specific to HP and cannot be resold by Supplier to customers other than HP without major modification.
HP Confidential

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT B
PRODUCT DESCRIPTION AND SPECIFICATIONS
1.	Product Description.

[...***...]

2.	Product Specifications.

Product will conform to Specifications. Specifications include without limitation:
2.1	[...***...].

2.2	Safety and regulatory agency requirements

2.3	HP’s Packing and Shipping Requirements specified in Section 21 of the Agreement

2.4	Technical requirements specified in Accepted Orders

2.5	The attached Statement of Work, [...***...]
3.	Changes to Specifications, SOW or other technical requirements.
If the parties mutually agree, in writing, to changes to the Specifications, the SOW, or any other technical requirements under this Agreement, such changes will automatically be made a part of this Agreement, including this Annex B, without the need to make a formal amendment to the Agreement. Emails that are exchanged between authorized members of either party, that explicitly confirm the agreement by both parties to a technical change shall constitute the parties mutually, written agreement for purposes of this section.
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT C
ELIGIBLE PURCHASERS UNDER THIS AGREEMENT
1.	All entities listed in Section 2 of this Exhibit C may purchase Product pursuant to this Agreement; provided that:
1.1	Nothing in this Agreement makes HP liable or otherwise responsible for any purchase or obligation of any HP Subsidiary, HP Affiliate or HP Contractor;

1.2	Except for HP Subsidiaries and HP Affiliates, any credit line extended to an Eligible Purchaser will be subject to Supplier’s normal credit standards and approval procedures in effect from time to time during the Term;

1.3	Any purchase by any such Eligible Purchaser is for production of HP Products or is otherwise related to HP Products; and

1.4	As may reasonably be requested by Supplier, HP will provide reasonable confirmation that any such purchase by any such Eligible Purchaser is intended by HP for HP Products.

1.5	Each Eligible Purchaser will state, when purchasing Product pursuant to this Agreement, as may be reasonably acceptable in form and substance to Supplier, that such Eligible Purchaser is purchasing Product pursuant to this Agreement and agrees to be bound by its terms and conditions.
1.5.1	With respect to any Accepted Order for Product, [...***...]. In addition, all of Supplier’s warranties specified in this Agreement run to Eligible Purchaser, and said Eligible Purchaser will be entitled to exercise HP’s right of this Agreement. Even if HP purchases Product from Supplier for resale to Eligible Purchaser, all of Supplier’s warranties will run to Eligible Purchaser. [...***...]; provided that nothing herein restricts or otherwise limits modification or waiver of this Agreement, or part hereof, with respect to any such Order upon mutual agreement in writing between Supplier and any Eligible Purchaser, and provided further that:
1.5.1.1	Any termination by Supplier or an Eligible Purchaser and any exercise of rights and remedies by Supplier or an Eligible Purchaser are limited, in each case, to the Accepted Orders from such Eligible Purchaser;

1.5.1.2	In the event of Non-conforming Product, the Eligible Purchaser under the Accepted Order out of which the Non-conforming Product arises, or HP acting on its own behalf or that of such Eligible Purchaser may, in each such case, make claims and exercise all available rights and remedies, but there can be no double recovery for any occurrence;

1.5.1.3	HP may treat any default in performance by Supplier under an Accepted Order with an Eligible Purchaser as an Event of Default whereupon HP may exercise all available rights and remedies. Supplier may treat any default in performance by an Eligible Purchaser as an Event of Default whereupon Supplier may exercise all available rights and remedies; and

1.5.1.4	Anything in this Agreement to the contrary notwithstanding, any liability disclaimer or limitation in this Agreement applicable to HP or Supplier will be applicable to each Eligible Purchaser and to Supplier.
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
2. List of Eligible Purchasers. The Parties will meet as necessary to formally update this Exhibit C to accurately reflect entities qualifying as Eligible Purchasers.

A.	Corporate Name:

Address:

B.	Corporate Name:

Address:

C.	Corporate Name:

Address:

D.	Corporate Name:

Address:

E.	Corporate Name:

Address:

HP Confidential

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT D
ORDERING AND SHIPMENT OF PRODUCT
1.	Ordering and Shipment of Product.
1.1	In General. HP or an Eligible Purchaser may purchase Product in one or more of the following ways: (a) by issuing an Order, (b) by issuing a Blanket Purchase Order, or (c) according to any applicable SMI process.

1.2	Orders. Each sale and purchase of Product under this Agreement will be initiated by an Order issued to Supplier by HP or an Eligible Purchaser. Each Order will include quantity and price, shipping destination, proposed Delivery Date and other instructions or requirements pertinent to the Order. HP or an Eligible Purchaser may schedule regular intervals for Deliveries in such Order. This Agreement applies to all Orders for Product and all Acknowledgements of Orders whether or not the Order or Acknowledgment refers to this Agreement. Any preprinted terms in any Orders or Acknowledgements that attempt to add to, modify, or contradict the terms of this Agreement are not to be given effect unless specifically agreed to in a signed writing.

1.3	Blanket Purchaser Order. HP or an Eligible Purchaser may issue a Blanket Purchase Order to indicate that it may order the listed Products within the period covered by such Blanket Purchase Order. Blanket Purchase Orders do not represent a commitment by HP or the Eligible Purchaser to buy the volume indicated. Blanket Purchaser Orders will include the quantity, part number and revision level of the Product. A Blanket Purchase Order will be used for fulfillment purposes until the earlier of the expiration of such Blanket Purchase Order or depletion of the quantity or dollar limit for the Products under such Blanket Purchase Order. Supplier will honor and fulfill all Forecasts it received from HP and/or the Eligible Purchaser that are associated with a Blanket Purchase Orders as per its obligations set forth in Exhibit M (Flexibility Agreement). Supplier is deemed to have Acknowledged and accepted a Blanket Purchase Order upon submission if such document conforms to this Agreement.

1.4	Order Acceptance and Acknowledgment. Each Order will be deemed to have been placed as of date of issuance of the Order by HP, subject to receipt by Supplier. Supplier will promptly confirm to HP receipt of an Order electronically or through facsimile. Within [...***...] following receipt of the Order, Supplier will issue an Acknowledgment which accepts or rejects the Order; provided that if [...***...] after issuance of the Order HP has not received Supplier’s Acknowledgment or rejection, the Order will be deemed accepted as issued. Unless otherwise expressly agreed by HP, Delivery must be in strict conformity with Accepted Orders.

1.5	Emergency Orders. HP or an Eligible Purchaser may issue Orders on an emergency basis (“Emergency Order”). Subject to availability of Product, Supplier will fill Emergency Orders upon acceptance thereof by Supplier.

1.6	Forecasts. As Supplier may reasonably request, but no more frequently than [...***...], HP will provide a rolling Forecast of projected Orders. Any quantities listed in any Forecast or other correspondence between the Parties are estimates made by HP as an accommodation to Supplier and do not constitute a commitment by HP to purchase any such quantity. HP may revise any Forecasts as necessary.

1.7	Lead Time. Lead Time for each item of Product [...***...]. Either party may request a change in Lead Times at any time, and any change announced by Supplier will apply unless otherwise agreed; provided that Lead Times may not be materially lengthened on less than [...***...] prior notice.

1.8	Non-conforming Orders. HP and Supplier recognize that from time-to-time circumstances may arise that require flexibility and cooperation in the order and delivery of supply outside the requirements of this Exhibit D. HP will use reasonable commercial efforts to place Orders for Product within Forecasts and Lead Times and for Orders exceeding Forecasts or shortening Lead
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT D
ORDERING AND SHIPMENT OF PRODUCT (CONTINUED)
Time, Supplier will [...***...].

1.9	Inventory Requirements. HP may request Supplier to deliver Product either through a non-Supplier Managed Inventory (“Non-SMI”) process or to use an SMI process, as may be agreed by the Parties. There is no inventory requirement under a non-SMI process. Use of an SMI process, whether with Hubs, HP Warehouse or otherwise, may require additional or different terms and conditions and is subject to mutual agreement. Inventory requirements for an SMI process may be agreed by the Parties. Without limiting any of the obligations or liabilities of Supplier, Supplier will maintain, at its own expense, as long as this Agreement is in effect, insurance policies of the kind and limits listed in Exhibit P (Insurance).

1.10	Order Changes. To the extent that Order changes are addressed in Exhibit M (Flexibility Agreement), those terms will control the increase or decrease of Orders as well as any liability that HP may have in relation to the increase, decrease or cancellation of Orders with respect to finished goods, raw materials, or Work in Progress. Absent an Order change issue being addressed in Exhibit M (Flexibility Agreement), this Section 1.10 will control.
1.10.1	HP and Eligible Purchaser may, without charge, postpone, decrease or increase any Accepted Order by notice to Supplier as set forth in this Section; provided that any increase in quantity or any rescheduling to an earlier Delivery Date [...***...].

At any time prior to Shipment, HP and Eligible Purchaser may postpone any Accepted Order; provided that [...***...]. At any time prior to Shipment, HP and Eligible Purchaser may decrease any Accepted Order; [...***...].

1.10.2	Accepted Orders for Product may be canceled at any time prior to Supplier’s commencement of production.
1.11	Purchase Reports. Within [...***...] after close of each HP fiscal quarter, Supplier will provide HP a report which details purchases of Product by HP and all Eligible Purchasers by item, quantity and purchase location, showing total quantities shipped, total dollars invoiced, returns, percent of on-time and on-quality orders and such other information as HP and Supplier may mutually determine is appropriate. Reports will be sent to HP’s and Eligible Purchaser’s respective Purchaser locations and a report detailing HP’s and Eligible Purchaser’s total purchases will be sent to HP’s primary contact set forth in Exhibit J (Recipients for Notice).

1.12	Delivery, Shipment and Packaging. Supplier will comply with the terms for delivery, shipment and packaging as set forth in the website referenced in Section 21.2 of this Agreement (Trade and Logistics).
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT E
PRICING
Supplier will provide a Product and Parts/Spares pricing schedule to HP [...***...]. The pricing schedule will include Supplier’s part number, HP’s part number, description and quarterly pricing for new Product and new and repair Parts/Spares based on HP’s fiscal quarter. Supplier agrees to provide [...***...] and Supplier agrees that [...***...]. Supplier agrees to provide [...***...].
Pricing provided is in US$ dollars.
Initial pricing is per the table below. Per unit pricing for the Product does not include [...***...]. All future pricing changes will be managed via a working spreadsheet submitted via HP’s web based e-sourcing tool. All future price changes are automatically incorporated into this Agreement as reference.
[...***...]
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT F
ENGINEERING PROCESS OR DESIGN CHANGES
1.	Supplier Proposed Changes. Except as set forth in this Exhibit F, Supplier will not make or incorporate in Product any of the following changes if such changes affect [...***...] (each an “Engineering Change” and collectively, “Engineering Changes”):

[...***...]
2.	Disk Drive Firmware Qualification and Change Management. Supplier is responsible for identifying and qualifying a version of disk drive firmware for use in the Product shipped by HP. HP requires that the selected, qualified version of firmware will be kept under change control. Supplier will identify to HP the drive firmware revision they have presently qualified and have incorporated into the Product and any prototypes of the Product being purchased by HP for development and testing.
3.	Notice of Proposed Change. Supplier will notify HP in writing of any proposed Engineering Change. [...***...], Supplier may not provide Product involving an Engineering Change to HP for production usage until HP has notified Supplier, in writing, that it has completed its qualification testing.
2.1	If any Engineering Change [...***...].

2.2	If as a result of such an Engineering Change HP would be unable to utilize Product due to a failure under HP’s qualifications, Supplier will continue to provide Product without the Engineering Change until Supplier and HP resolve any qualification issues.

2.3	If a resolution mutually recognized as such by both Parties is not achieved within a reasonable time, Supplier may, [...***...].
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
Notwithstanding anything to the contrary herein, HP shall not unreasonably withhold, delay or condition its approval to any Engineering Change that Supplier desires to implement to the Products. All Engineering Changes will be documented in Supplier’s electronic engineering change system. HP shall document promptly its approval or rejection of each Engineering Change that Supplier requests in the same system.
3.	HP Proposed Changes. HP may change HP supplied drawings or designs or the Specification at any time prior to manufacture, effective upon notice to Supplier. If any such change affects price, component obsolescence, quality performance or delivery schedules of Product, an impact proposal prepared by Supplier will be presented to HP for approval prior to Supplier initiating any change. Supplier may make written claim for any equitable adjustment related to such change within [...***...] from the date HP gives notice to Supplier of such change, or such claim will be deemed untimely and adjustment with respect thereto will be waived, renounced, released and forever barred.
4.	Safety Standard Changes. Supplier will provide HP oral notice, to be followed by written notice, or email notice within [...***...] of Supplier having knowledge of the need for any upgrade, substitution or other change required to make Product meet applicable safety standards or requirements of Applicable Law. HP may require that all affected Product be reworked to meet such standards or requirements and Supplier, in its discretion, will accomplish the same by either requesting that Product be returned to Supplier for upgrade to current revisions or be upgraded by Supplier or HP in the field.
HP Confidential
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aur
EXHIBIT G
QUALITY
1.	Quality System. Supplier will maintain a quality system that ensures compliance with this Agreement and meets at least one (1) of the following:
1.1	Currently certified to the applicable ISO 9000 series of standards for the Products;

1.2	Maintains a quality management system and manual that complies with the applicable ISO 9000 quality systems series of standards;

1.3	[...***...]; or,

1.4	[...***...].
2.	Documentation. Supplier, upon written request from HP, will provide to HP copies of Supplier’s quality system documentation and supporting test documentation. The Parties will create and maintain a combined team to provide oversight of Supplier’s quality systems to ensure Supplier’s compliance with this Agreement.
3.	HP’s Right to Inspect Facilities. With reasonable advance notice and in compliance with Supplier’s security and safety requirements, HP and/or its designated representative may inspect Supplier’s production and repair facilities (including but not limited to Product, raw materials, equipment associated manufacturing processes, test and inspection data, reliability data, failure analysis data, corrective action data, and training data) to ensure compliance with this Agreement. HP’s inspection may be for any reason related to this Agreement, including to ensure Supplier’s compliance with HP’s requirements. Supplier will inform its Subcontractors and suppliers of HP’s right to inspect their facilities and will use reasonable efforts to secure such rights at no charge to HP.
4.	Reports. Supplier will provide quality-related reports and such other reports and information as HP may reasonably request.
5.	Supplier Rating. HP periodically reviews its suppliers through the Procurement Management Process (“PMP”). Supplier will participate in the PMP review process.
HP Confidential
***Confidential Treatment Requested

Dot Hill Systems PPA: PRO02542-060507
EXHIBIT H
PRODUCT RETURNS; NON-CONFORMING PRODUCT
1.	Product Returns; Non-conforming Product.
1.1	Return Material Authorization. Product received by HP and Eligible Purchasers but not yet shipped to HP customers may be returned to Supplier as set forth in this Exhibit H. Product returned to Supplier will be accompanied by a Return Materials Authorization (“RMA”). Unless Supplier reasonably requires further verification, Supplier will provide an RMA within [...***...] of HP’s request. [...***...].

1.2	Return Charges. All Non-conforming Product will be returned to Supplier [...***...], and all replacement Product will be shipped by Supplier at Supplier’s expense.

1.3	Duty to Remove Marks or Destroy Non-conforming Product. Supplier will not sell, transfer or otherwise relinquish possession of Product which bears any HP Mark, part number or identifier, including any HP packaging, copyright, color or design scheme or code, other than as may be Ordered for Delivery by HP or Eligible Purchasers.
1.3.1	Supplier will not sell, transfer or otherwise relinquish possession, dispose of, or reuse or remanufacture Non-conforming Product which bears any HP Mark, part number or other such identifier unless Supplier removes same therefrom, even if such removal would result in destruction of the affected Product or Non-conforming Product.

1.3.2	Supplier will not represent any Product as built for HP or to HP specifications; provided that nothing herein limits or otherwise affects Supplier’s right to represent Product as functional in or compatible with any HP Products or as complying with or conforming to specifications for HP Products, when such representation is true and correct in all material respects.

1.3.3	All manufacturing overruns of HP branded Product or defective HP branded Product will be destroyed by Supplier in a secure manner upon HP’s authorization or reworked to remove any HP Mark, part number or other such identifier. At no time may an HP branded Product be sold or transferred to another party without HP’s prior written authorization.
1.4	Recycle or Disposal. Supplier will recycle or dispose of any excess or waste Product including manufacturing overruns, damaged or defective Product, and Non-conforming Product returned to Supplier and non-repairable Non-conforming Product returned to Supplier in compliance with the provisions of this Agreement, Applicable Law and any specific instructions received from HP. Any proceeds received by Manufacturer on account of any recycling or destruction carried out under this section will be credited to HP. Other than instances of excess, waste, damaged or defective Products as set forth above, HP shall be responsible for the disposal of Product by or for its Customers, including any WEEE initiatives required.
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EXHIBIT I
DISCONTINUANCE OF PRODUCT AND MANUFACTURING RIGHTS
1.	Discontinuance of Product.
1.1	Lifetime Buy Rights. Unless otherwise agreed, Supplier may discontinue the manufacture or supply of any Product no earlier [...***...] after date of first Delivery to HP of the Product. If thereafter Supplier determines to discontinue the manufacture or supply of the Product (a “Discontinued Product”), Supplier will give written notice to HP no less than [...***...] in advance of the last date the Discontinued Product can be ordered (the “Notice Period”). During the Notice Period, HP may purchase from Supplier a commercially reasonable quantity of the Discontinued Product under the terms of this Exhibit I.

[...***...]

1.2	Survival of Lifetime Buy Rights. Supplier’s obligations to provide lifetime buy rights as set forth in Section 1.1 [...***...] will continue and survive expiration or any termination of the Agreement for [...***...] after expiration or any termination of this Agreement. Notwithstanding any expiration or termination of this Agreement, Supplier may, at its discretion, provide lifetime buy rights as set forth in Section 1.1 for [...***...] following any such expiration or termination.

[...***...]
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[...***...]

1.4	Survival of Lifetime Buy Rights. Supplier’s obligations to provide [...***...] will continue and survive expiration or any termination of the Agreement for [...***...] after expiration or any termination of the Agreement.
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EXHIBIT J
RECIPIENTS FOR NOTICES

For HP:		For Supplier:

Name:	Mike Prus	Name:	Bart Asquith

Title:	Commodity Manager	Title:	Director, OEM Sales

Address:	200 Forest Street	Address:	7420 East Dry Creek Pkwy

	Marlboro, MA 01752		Longmont, CO 80503

Phone Number:	508-467-2525	Phone Number:	408-377-7474

Fax Number:	508-467-2636	Fax Number:	408-377-7113

Email:	[...***...]	Email:	[...***...]

The Agreement will be facilitated by a management sponsor from each party.
The sponsors will conduct quarterly reviews concerning status of the Agreement and outlook for the future. Each sponsor will act, respectively, as an escalation path for issues arising under the Agreement during the Term with the objective of timely resolution.
The individuals indicated in this Exhibit may be re-designated at any time by their respective employers with appropriate information to the other party.

	HP NAME, ADDRESS,	SUPPLIER	SUPPLIER NAME, ADDRESS,
HP TITLE	PHONE, FAX, E-MAIL	EQUIVALENT TITLE	PHONE, FAX, E-MAIL
Program Manager	Kevin Collins	Technical Account	Paul Holladay
	3404 E Harmony Rd.	Manager	7420 E. Dry Creek Pkwy
	Ft. Collins, CO 80528		Longmont, CO 80503
	970-898-4672		303-845-3341 (office)
	[...***...]		[...***...] (cell)
303-845-3655 (fax)
[...***...]

Procurement Manager	Grant Reoch	Vice President WW OEM	Garrett Wein
	20555 Tomball Parkway	Sales	7420 E. Dry Creek Pkwy
	Houston, Texas 77070		Longmont, CO 80503
	281-518-0146		[...***...] (cell)
	[...***...]		[...***...]

Procurement Quality	Tim Love	Director Quality	Tom Chalmers
Engineer	20555 Tomball Parkway	Assurance and	2200 Faraday Ave
	Houston, Texas 77070	Configuration	Suite 100
	281-518-2043	Management	Carlsbad, Ca. 92008
	[...***...]		[...***...] (cell)
760 431-4416 (desk)
760 931-5528 (fax)
[...***...]
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	HP NAME, ADDRESS,	SUPPLIER	SUPPLIER NAME, ADDRESS,
HP TITLE	PHONE, FAX, E-MAIL	EQUIVALENT TITLE	PHONE, FAX, E-MAIL
Commodity Manager	Mike Prus	Director, OEM Sales	Bart Asquith
	200 Forest Street		7420 E. Dry Creek Pkwy
	Marlboro, MA 01752		Longmont, CO 80503
	508-467-2525 (office)		[...***...] (cell)
	[...***...]		408-377-7177 (fax)
[...***...]

Director Nearline Disk	Jeff Kato	EVP WW Field	Phil Davis
Systems	3404 E Harmony Rd.	Operations	7420 E. Dry Creek Pkwy
	Ft. Collins, CO 80528		Longmont, CO 80503
	970-898-3181		303-845-3200 (office)
	[...***...]		[...***...]

Services Commodity Manager	Suzi Garrison	VP of Customer Service	Steven Craig
	20555 Tomball Parkway		7420 E. Dry Creek Pkwy
	Houston, Texas 77070		Longmont, CO 80503
	281-927-2911		303-845-3251 (office)
	[...***...]		[...***...] (cell)

Product Safety and	Jeff Doolittle	Compliance Manager	Roger Mannering
Environmental Compliance	3404 E Harmony Rd.		2200 Faraday Ave
Representative	Ft. Collins, CO 77070		Suite 100
	870-898-3121		Carlsbad, Ca. 92008
	[...***...]		760-931-5595 (office)
[...***...] (cell)
[...***...]
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EXHIBIT K
SERVICE & SUPPORT REQUIREMENTS
K.1 SCOPE: This Exhibit K provides additional terms and conditions applicable to Supplier’s provision of the Parts identified in Exhibit E to be used for maintenance (“Spares”) and associated services to repair in and out of warranty Spares (“Services”).
K.2 SHIPMENT AND RETURNS:
K.2.1 GENERAL: Supplier will ship Spares from, and accept returns shipped to, one of [...***...] its facilities, located in [...***...], and other locations agreed to in writing by HP and Supplier. Supplier will promptly ship Spares and repair materials returned from HP. Unless HP requests a later date, Lead-Time for Spares will not exceed [...***...] and Lead-Time to repair or replace returned Spares will not exceed [...***...] from receipt of Spares. If any returned Spares are damaged and not repairable, Supplier will notify HP within [...***...] of receipt of such Spare and that such Spare will be disposed of as scrap at Supplier’s location or returned to HP. Provisions regarding forecasts or lead times set forth in Exhibit D are not applicable to the scope of this Exhibit K.
K.2.2 PRIORITY DELIVERY: In addition to any requirements regarding emergency orders that may be in the Agreement, if HP notifies Supplier that HP is experiencing a critical support situation, [...***...].
K.2.3 RMA PROCEDURE: HP will request an RMA number prior to return of any Spares and other material to Supplier. HP will provide quantity and part numbers of Spares to be returned, and will make best efforts to provide the serial number. Notwithstanding the timeframes set forth in Exhibit H, Supplier will provide the RMA number within [...***...] of HP’s request. [...***...]
K.3 TERM OF AVAILABILITY: Notwithstanding the provisions of Section 11.3 (Survival of Support Obligations) of the Agreement, Supplier will provide Spares and Services during the Term of Availability. The Term of Availability means, for each Spare the period beginning when the Spare is first shipped to HP and continuing for a minimum of [...***...] from the date Supplier last ships HP volume shipments of any Product that the Spare is used to support. Supplier must provide written notification to HP at least [...***...] prior to discontinuing provision of Spares and Services, and this notification shall identify by name and product number, the Spares affected. Supplier will fulfill HP’s order for “last buy” quantities of Spares based on such notification.
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K.4 PRICING: Purchase prices for Spares and Services are identified in Exhibit E. In the event of a change in the prices that Supplier charges HP for Products, HP and Supplier will negotiate changes to pricing for related Spares and Services within [...***...] of such changed Products pricing. Pricing changes are [...***...]. All Spares returned to Supplier [...***...], and all replacement Spares shipped by Supplier will be delivered at Supplier’s risk and expense. Terms of Sale and passage of title will be treated in the same manner as the way Products are provided for in the Agreement.
K.5 NON-REPAIRABLE SPARES WARRANTY RECOVERY: HP and Supplier may document Spares that are not economical to repair. HP will not return such Spares to Supplier. HP will scrap such Spares and advise Supplier of the identity of the scrapped Spares (through serial numbers or another reasonable method) and the quantities of in-warranty Spares that are scrapped. Supplier will issue a credit to HP based on the then current purchase price of the in-warranty Spare in the Schedule of Spares.
K.6 RIGHTS AND ASSISTANCE TO REPAIR: In the event that Supplier fails to continue to provide Spares and Services during the Term of Availability as required by the Agreement, Supplier:
[...***...]
K.7 QUALITY: Notwithstanding provisions of Section 7.1 (Product General Warranties) of the Agreement that Products be new, Spares must [...***...]
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[...***...]. Spares repaired by Supplier will conform to all Specifications, applicable to the Spare, for the longer of (i) the remaining warranty period, or (ii) [...***...] from Delivery. [...***...].
K.8 THIRD PARTY REPAIR SERVICES: HP may use a third party to manage aspects of its repair processes. Such third party repair center will be considered an Eligible Purchaser and the provisions of Exhibit C (“Eligible Purchaser”) of the Agreement shall apply. Notwithstanding the involvement of an Eligible Purchaser, HP shall remain entitled to all of its rights (including, but not limited to, warranty and indemnification) under the Agreement.
K.9 SUPPLIER MANAGEMENT PROGRAM: Supplier agrees to participate in HP’s Supplier Management Program and meet with HP at HP’s offices, as requested up to [...***...], in order to review Supplier’s performance, establish performance metrics to drive continuous improvements, and discuss other areas of mutual concern.
K.10 ORDER OF PRECEDENCE: Notwithstanding Section 22.3 of the Agreement, the terms of this Exhibit K (whether or not specific reference to made to a term of the Agreement), shall take precedence over the Agreement as such terms related to the scope of this Exhibit K.
K.11 SURVIVAL: In the event the Agreement terminates for any reason, this Exhibit K will continue as a stand alone support agreement, until the end of the latest Term of Availability, and all terms of the Agreement applicable to support will remain in full force and effect as a part of this stand alone support agreement. Agreement terms applicable to support include, without limitation, warranty, indemnification, remedies, pricing, payment, confidentiality, quality and general terms.
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EXHIBIT K-1
TECHNICAL SUPPORT AND MAINTENANCE REQUIREMENTS
1	DEFINITIONS

In addition to the definitions set forth in the Agreement to which this exhibit is appended, the words below shall have the following meaning ascribed to them for the purposes of this Exhibit. In the event there is a conflict of terms or definitions between the Agreement and this Exhibit, the terms contained herein shall have precedence only as they pertain to this Exhibit.
1.1	“Action Plan” means [...***...]

1.2	“Current Version” means that version of the Software which is currently qualified by HP and in production and generally available to Customers. Examples: if v6.3 replaced v6.2, then v6.3 is the Current Version; if v6.0 replaced v5.0, then v6.0 is the Current Version.

1.3	“HP Customer” means the entity to which Hewlett-Packard is obligated to provide Services for Product(s) under Service Agreement(s).

1.4	“Level 1 Support” means [...***...]. Elevate to Level 2 as appropriate.

1.5	“Level 2 Support” means [...***...]. Elevate to Level 3 as appropriate.

1.6	“Level 3 Support” means [...***...].

1.7	“Level 4 Support” means [...***...]
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[...***...].

1.8	“Media” means material that is electronically encoded with the Software(s) binary data, Documentation and/or technical product information.

1.9	“Prior Version” means that HP qualified release of the Software that is one version (major or minor) removed from the Current Version. Examples: if v6.3 replaced v6.2, then v6.2 is Prior Version; if v6.0 replaced v5.0, then v5.0 is the Prior Version.

1.10	“Problem” means a [...***...].

1.11	“Problem Resolution” means, [...***...]
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[...***...]

1.12	“Software Information” means, [...***...].

1.13	“Supplier” shall include, when applicable, [...***...].

1.14	“Regions” means the three (3) groupings of countries where Hewlett-Packard does business (Americas, EMEA — Europe/Mid East/Africa, and AP/J — Asia Pacific/Japan).

1.15	“Revision” means any correction, modification, maintenance release, patch, bug fix, update, Upgrades, enhancement or new Version of the Software or Hardware.

1.16	“HP Services” means all services as provided by Hewlett-Packard Technology Services to its Customers under an HP Service Agreement related to the Products.

1.17	“HP Service Agreement(s)” means agreements between Hewlett-Packard and Customers for telephone support, rights to new Versions, and Update Services.
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1.18	“Service Implementation Plan (SIP)” means [...***...].

1.19	“Survival Period” means [...***...].

1.20	“Update” means any new Version of the Software or Hardware.

1.21	“Version” means that software release identification scheme generally in the form of X.YY where X represents a major release or base level version, and YY represents a minor release level.
2	Severity Definitions and Response Requirements

Service requests to Supplier made by Hewlett-Packard will be handled in accordance with the following procedures and as may otherwise be specified in the Agreement. Hewlett-Packard will provide [...***...] and Supplier shall provide [...***...]

Table 1 to this Exhibit summarizes the response requirements [...***...].

When Hewlett-Packard requires backup support from Supplier, Hewlett-Packard will contact Supplier’s service delivery organization that will accept responsibility for handling the call [...***...]. For the purposes of this exhibit, [...***...].
2.1	Severity 1 Definition

A Severity 1 problem [...***...]
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[...***...]

2.2	Severity 2 Definition
A Severity 2 problem is [...***...]
2.3	Severity 3 Definition
A Severity 3 problem is [...***...]
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[...***...]

2.4	Severity Level 4 Definition
“Severity 4” will be [...***...]
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Table 1
     Hewlett-Packard/Supplier Response Requirements

Supplier
Severity	Response	Joint Action	Status	Interim Fix	Resolution	Level of
Level	Requirements	Plan	Updates	Target *	Target *	Effort
1	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

2	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

3	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

4	[...***...]			[...***...]	[...***...]	[...***...]

*	[...***...]
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3	Additional Support
3.1	Contact Information.
Supplier will provide Supplier’s point(s) of contact for Technical Support to HP as soon as practicable, but not more than [...***...] following the signing of this Agreement.
3.2	Product Materials.
Supplier will provide materials, including documentation, illustrations, and engineering updates/changes for the HP Product, as mutually agreed upon by the parties. Supplier will provide these changes in a format mutually agreed upon by the parties.
3.3	Prompt Provision of Updates.
3.3.1	Subject to HP approval, Supplier will provide updates/replacements for Software/Hardware, Maintenance Code, Documentation and Support Tools if Supplier (i) implements updates/replacements for its own similar products or (ii) if required to resolve Software and Hardware defects and keep Products current and functioning.

3.3.2	General Support. Subject to HP approval, Supplier will provide (i) updates to Support Tools, (ii) new Support Tools, and (iii) access to technical bulletins, documentation, products fixes/enhancements and the like. HP will have global access to any online resources available to Supplier’s own support organization.
3.4	Software Support.
Supplier will support the Current Version of Software, [...***...].
3.5	Training.
Supplier will provide [...***...].
3.6	Failure Analysis.
Supplier will provide technical support for failure analysis [...***...].
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EXHIBIT L
THIRD PARTY AND OPEN SOURCE SOFTWARE COMPONENTS

-	[...***...]
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EXHIBIT M
FLEXIBILITY AGREEMENT
HP will provide a [...***...] rolling Forecast as defined in Exhibit D article 1.6 of this agreement. [...***...]
Supplier is authorized to use this Forecast to purchase within a reasonable lead time any materials required to support the base Forecast and the upside flexibility requirements described in this Exhibit M. Supplier will provide [...***...]. In the event of cancellation of any accepted order or termination of this agreement, for reasons other than Supplier’s default, HP’s liability will be limited as specified below.
HP shall be liable for:
[...***...]
Supplier will make commercially reasonable efforts to mitigate HP’s liability [...***...], or other methods of disposition that would serve to reduce HP’s overall liability. HP will promptly [...***...].
Supplier shall [...***...] to provide HP flexibility as set forth below, and shall [...***...].
In instances of materials or capacity constraint that adversely affect Supplier’s ability to meet HP’s then-existing or forecasted needs for Products, Supplier agrees to [...***...].
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Flex is defined as [...***...].
Notwithstanding anything herein to the contrary, if HP’s forecast is [...***...] than the actually ordered amount for any given [...***...], or is [...***...] than the actually ordered amount for any [...***...], Supplier will use [...***...] as the “forecasted” amount going forward, until [...***...].
[...***...]
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[...***...]
LISTS OF SPECIAL COMPONENTS
These lists of HP Unique and Long Lead Time Components will be reviewed and updated on a quarterly basis upon the mutual agreement of the parties.
HP Unique Components ***
[...***...]
Long Lead Time Components*
[...***...]
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[...***...]
Buffer Requirements and HUB Management:
[...***...]
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EXHIBIT N
QUALITY AND COMPENSATION EXHIBIT
1.	Purpose of this Exhibit. Supplier’s obligations under Section 7 (Warranties) of the Agreement to provide defect-free, conforming products to HP are primary and material obligations of Supplier, and are not in any way changed by this Exhibit N. The purpose of this Exhibit is to set forth HP requirements for compensation and additional corrective actions by Supplier in the event that failures of Product to conform to Section 7 (Warranties) reach certain levels, as more fully described herein. The rights, remedies and obligations set forth in this Exhibit are in addition to, and are intended to supplement rights, remedies and obligations specified elsewhere in the Agreement and/or its Exhibits. Definitions for capitalized terms used in this Exhibit are to be found either where used in this Exhibit or in Section 6 of this Exhibit.
2.	Epidemic Failure. For a period of [...***...] after Delivery, Supplier represents and warrants all Products against Epidemic Failure.
2.1.	“Epidemic Failure” means, [...***...]

2.2.	Any failure of Product to conform to Section 7 (Warranties) within [...***...] after Delivery constitutes an occurrence for purposes of calculating Epidemic Failure.

2.3.	If the parties mutually determine that an Epidemic Failure may occur, [...***...] and Supplier will take other appropriate action at Supplier’s expense to prevent any such occurrence and mitigate foreseeable consequences.

2.4.	Epidemic Failure Process. In the event HP or Supplier determines that there has been an Epidemic Failure, notice shall immediately be provided to the other party to resolve such situation pursuant to the terms and conditions of this Exhibit. [...***...].

2.5.	Epidemic Failure Remedies. After review of [...***...], the parties will [...***...]
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[...***...]
2.6.	In the event of an Epidemic Failure, each party will [...***...], Supplier will [...***...], which may include, but may not be limited to, [...***...]; provided that HP will [...***...].
3.	Field Failure Metrics, Targets and Limits. To ensure that HP quality requirements are met, Supplier agrees to [...***...] to comply with the applicable Failure Rate Metrics, Targets and Limits set forth in Table 1. The parties will review the Targets and Limits set forth in Table 1 annually for potential adjustment.
Table 1: Failure Rate Metric Targets & Limits
[...***...]
4.	Engineering and Technical Services. Supplier shall provide engineering and technical services on a continuous basis in order to [...***...].
5.	Corrective Action Plan and Compensation to HP.
5.1.	Corrective Action Plan. Whenever the Field Failure Metric Targets or Limits set forth in Table 1 [...***...], Supplier will [...***...].

5.2.	Compensation. Supplier will [...***...].
Table 2: Compensation Payments
[...***...]
5.3	[...***...] Notwithstanding anything herein to the contrary, if a failure of Products constitutes both an Epidemic Failure described in Section 2 and [...***...].
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6.	Definitions. In addition to terms defined where used in the body of this Exhibit, the following capitalized terms shall have the meanings set forth below when used in this Exhibit.

AFR. AFR means [...***...]

ARR. For the purpose of this exhibit, ARR means [...***...]

Corrective Action Plan. This term refers to [...***...]. A Corrective Action Plan shall, [...***...]. Additionally, a Corrective Action Plan shall [...***...]. The action plan may [...***...].

Eligible Purchasers. This term shall have the same meaning as it does in the Agreement to which this Exhibit attached; except, however, that [...***...].

Failure. A Failure is [...***...]. Failures will [...***...]. Failures may [...***...].
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A Failure may also include [...***...].

[...***...] does not constitute a Failure.

[...***...] does not constitute a Failure [...***...].

[...***...] and does not constitute a Failure.

Product Recall. The term “Product Recall” means [...***...].

Service Return. This term means [...***...].
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EXHIBIT O
GOVERNMENTAL COMPLIANCE
As referenced at Section 21 (Additional Obligations of Supplier) of the Agreement, Supplier will comply with all Applicable Laws, including without limitation those established laws related to the following:
1.	Vocational Rehabilitation Act. Supplier warrants that its U.S. operations comply with the requirements of Executive Order 11246, the Vocational Rehabilitation Act and the Vietnam Era Veterans’ Readjustment Assistance Act.

2.	Accessibility. Supplier is in compliance with all applicable laws and regulations governing the accessibility of information technology for people with disabilities. Supplier will provide HP with information about accessibility features of Products.

3.	Procurement Regulations. HP is a commercial corporation that is also a contractor and subcontractor for the U.S. government. All of the Products to be purchased from Supplier by HP pursuant to a subcontract/purchase order in the United States, its territories, possessions, the District of Columbia and the Commonwealth of Puerto Rico are deemed to be “Commercial Items” as defined in Federal Acquisition Regulation (“FAR”) 2. 10 1, Part 12 and 52.202.1 (c). The clauses identified FAR 52.244-6 are hereby deemed incorporated into this Agreement with respect to all Commercial Items. In addition, Supplier is required to flow down FAR 52.219-9, Small Business Subcontracting Plan (January 2002).

4.	Pursuant to FAR 52.212-5(e) and/or FAR 44.402(b), Supplier agrees to comply with the following FAR clauses, which are hereby incorporated by reference into this Agreement, with the same force and effect as if they were presented in full:
     FAR 52.222-26, Equal Opportunity (February 1999)
     FAR 52.219-8, Utilization of Small Business Concerns (October 2000)
     APPLICABLE IF THE SUBCONTRACT/PURCHASE ORDER EXCEEDS $2,500: FAR 52.222-41, Service Contact Act of 1965, as Amended (May 1989) if the purchase order is principally for the furnishing of services through the use of service employees.
     APPLICABLE IF THE SUBCONTRACT/PURCHASE ORDER IS FOR $10,000 OR MORE: FAR 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Ear (April 1998)
     FAR 52.222-36, Affirmative Action for Workers with Disabilities (June 1998)
5.	Anti-Terrorism Security Measures. Supplier acknowledges that its failure to comply with the laws, or regulations of any applicable governmental authority, U.S. CTPAT or equivalent security guidelines or TAPA/HP security requirements will be considered by HP as negligence and failure on the part of Supplier to provide due care for HP shipments. Supplier will be liable for all fines and penalties imposed on HP, and other damages incurred by HP, relating to Supplier’s noncompliance with any such security regulations, guidelines or requirements.
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EXHIBIT P
INSURANCE
1.	Worker’s Compensation Insurance. As required by Applicable Law having jurisdiction over Supplier’s employees wherever work is to be performed under this Agreement.
2.	Employer’s Liability Insurance. In an amount keeping with the law of the nation, state, territory or province having jurisdiction over Supplier’s employees wherever work is to be performed under this Agreement or U.S. [...***...], whichever is greater.
3.	General Liability Insurance. Including but not limited to premises and operations, products and completed operations, broad form contractual liability, broad form property damage and personal injury liability with a minimum limit of [...***...] combined single limit per occurrence and [...***...] in the aggregate, for claims of bodily injury, including death, and property damage that may arise from use of the Products, or a minimum limit of [...***...] combined single limit per occurrence and [...***...] in the aggregate for claims of acts or omissions of Supplier under this Agreement. Each policy obtained by Supplier will name HP, its officers, subsidiaries, directors and employees as additional insureds. Such insurance will apply as primary insurance and no other insurance will be called upon to contribute to a loss covered thereunder.
4.	Claims Made Coverage. If any policies have “claims made” coverage, Supplier will maintain such coverages with HP named as an additional insured for a minimum of [...***...] after termination of this Agreement. Any such coverage must have a retroactive date no later than the date upon which work commenced under this Agreement.
5.	Additional Requirements. All deductibles on policies providing coverage will be paid by Supplier.
In the event Supplier is self insured for matters described in Section 12 (Business Recovery Plan; Loss Control) of the Agreement, Supplier agrees to respond to all claims or losses made against or incurred by HP in the same fashion as if insurance had been purchased with the same or broader coverage terms than what is generally available to similar suppliers.
All insurance policies will be written by a company appropriately licensed, financially responsible and authorized to do business in the territory and jurisdiction where the project is located.
In no event will the coverages or limits of any insurance required under this Exhibit, or the lack or unavailability of any other insurance, be deemed to limit or diminish Supplier’s obligations or liability to HP under this Agreement.
In addition, where allowed by law, such policies will permit Supplier to waiver, on its own behalf and on behalf of its insurers, any rights of subrogation against HP, its Subsidiaries, officer directors and employee.
6.	Supplier will furnish Certificates of Insurance acceptable to HP before any work is commenced hereunder by Supplier. The Certificate of Insurance will provide that there will be no cancellation of coverage without [...***...] prior written notice to HP. Dot Hill shall provide HP with [...***...] prior written notice of any reduction of coverage.
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Dot Hill Systems PPA: PRO02542-060507
EXHIBIT Q
INDUSTRIAL DESIGN OF THE PRODUCT
1.	HP Industrial Design

The following list of features and/or components: (i) constitute the Industrial Design; (ii) are the only pieces of Intellectual Property that are funded by HP under this Agreement [...***...], and; (iii) are HP-Owned Technology.

[...***...]

2.	Supplier IP

Unless specifically set forth above in Section 1, [...***...].

3.	Definitions. Terms not defined herein shall have those definitions as set forth in Exhibit A (Definitions).
HP Confidential
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